UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ◻

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◻Preliminary Proxy Statement

◻Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧Definitive Proxy Statement

◻Definitive Additional Materials

◻Soliciting Material under §240.14a-12

Republic Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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◻Fee paid previously with preliminary materials.

◻Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2024 PROXY STATEMENT &
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 25, 2024 10:00 A.M., EDT

Republic Bank Building, Lower Level
9600 Brownsboro Road
Louisville, Kentucky 40241

Awards & Recognition

Newsweek’s America’s Best Regional Banks and Credit Unions

Newsweek named Republic Bank one of America’s Best Regional Banks and Credit Unions 2024.  Newsweek, in partnership with Plant-A Insights Group, conducted surveys of more than 35,000 customers and analyzed over 140,000 reviews of regional banks and credit unions to identify this prestigious list of leading institutions. Nancy Cooper, editor-in-chief, Newsweek, said, “Regional banks and credit unions play a pivotal role in meeting the needs of communities across the nation. Unlike their larger counterparts, these institutions are deeply rooted in local economies, understanding the unique needs of the people they serve.”

Newsweek’s Best Online Lenders in America

Newsweek also named Republic Bank to another important list, America’s Best Online Lenders 2024, recognizing Republic Bank’s advanced technologies in online consumer mortgage application and origination. The national rankings, a collaboration between Newsweek and LendingTree, assessed more than 2,500 financial institutions based on various criteria, including best rates offered to customers, customer satisfaction, and availability. Republic Bank received recognition for three different loan types in the Best Customer Satisfaction category and for two different loan types in the Overall category.

Best Places to Work in Kentucky

In 2023, Republic Bank was named one of the Best Places to Work in Kentucky for the seventh year in a row. This program was developed to identify and recognize Kentucky businesses that represent the ideal workplace environment through dedication and creativity.

Louisville Business First’s Top Corporate Philanthropists

Republic Bank and the Republic Bank Foundation were each named one of Louisville’s top corporate philanthropists in the 2023 Large Company category by Louisville Business First. Republic Bank was the only locally-based Louisville bank and the only community bank in the top 10 of all companies, as ranked by total contributions.

MESSAGE FROM THE EXECUTIVE CHAIR

March 15, 2024

Dear Fellow Shareholders,

You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Republic Bancorp, Inc. (“Republic” or the “Company”) (the “Annual Meeting”). The Annual Meeting will be held at our Springhurst location, 9600 Brownsboro Road, Louisville, Kentucky 40241 on Thursday, April 25, 2024, at 10:00 a.m. Eastern Daylight Time.

The attached Notice of Meeting and Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail, describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and executive officers will be present at the Annual Meeting to respond to questions that our shareholders may have.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways shareholders connect with information about Republic and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.

Our Board of Directors has determined that the proposals to be considered at the Annual Meeting, as described in the attached Notice of Meeting and Proxy Statement, as well as in the Notice of Internet Availability of Proxy Materials, are in the best interests of Republic and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote:

●	“FOR” the election of each of the 15 director nominees named in the Proxy Statement; and
●	“FOR” the ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by telephone, or, if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Your vote is important.

On behalf of the Board of Directors and the officers and associates of Republic, I would like to take this opportunity to thank our shareholders for your continued support.

Chairman of the Board of Directors
By Order of the Board of Directors, Steven E. Trager Executive Chair and Chief Executive Officer Republic Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Republic Bancorp, Inc. (the “Company”). The following are details for the meeting:

5	April 20, 2023
	Date Thursday April 25, 2024	Time 10:00 a.m. EDT

9600 Brownsboro Road Louisville, Kentucky 40241
Place Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	Record Date The close of business on February 16, 2024

Agenda Item	Board Recommendation	Read More
Proposal 1 To elect 15 directors to serve until the 2025 annual meeting of shareholders and their successors are elected and qualified or their earlier resignation or removal.	FOR each director nominee	Page 15
Proposal 2 To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR this proposal	Page 72
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our common shareholders instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how common shareholders can receive a paper copy of our (i) proxy materials, including the proxy statement, (ii) annual report to shareholders for the fiscal year ended December 31, 2023, and (iii) proxy card.

Your vote is important. For holders of Class A common stock or Class B common stock, whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. Promptly voting will help ensure that the greatest number of common shareholders are present whether in person or by proxy. You may vote in person at the Annual Meeting, over the Internet, by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions with respect to each of your voting options described in the proxy statement and the Notice.

Internet Go to www.investorvote.com/RBCAA	Mail Proxy Services c/o Computershare Investor Services PO Box 43101 Providence, RI 02040-5067

9600 Brownsboro Road Louisville, Kentucky 40241
In Person Attend the Annual Meeting and cast your vote in person	Phone Call toll free 1-800-652-VOTE (8683)

Chairman of the Board of Directors	The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.
Very truly yours, Christy A. Ames Secretary, Republic Bancorp, Inc. March 15, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 25, 2024.

Beginning on or about March 15, 2024, the Company mailed the Notice to its shareholders. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.

The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.

This proxy statement, notice of annual meeting, and form of proxy are first being mailed or made available to shareholders on or about March 11, 2022. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”). The proxies will be voted at the 2024 Annual Meeting of Shareholders of Republic on April 25, 2024 and at any adjournments or postponements thereof (the “Annual Meeting”).

The close of business on February 16, 2024 is the record date (the “Record Date”) for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting. We first mailed the Notice of Internet Availability of Proxy Materials to our common shareholders on or about March 15, 2024. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

PROXY STATEMENT SUMMARY

The following is only a summary of highlights information about Republic Bancorp, Inc. and certain information contained elsewhere in this proxy statement, which has been prepared in connection with the Annual Meeting. This summary does not contain all the information that you should consider in voting your shares. You should read the entire proxy statement carefully before voting.

About Republic

Republic is a financial holding company headquartered in Louisville, Kentucky. Republic Bank & Trust Company (“Republic Bank” or the “Bank”) is a Kentucky-based, state-chartered nonmember financial institution that provides both traditional and non-traditional banking products. The Bank is a wholly-owned subsidiary of the Company.

Republic Bank offers its clients deposit products, including savings, checking, and money market accounts; individual retirement accounts (IRAs); and certificates of deposit (CDs). The Bank originates residential mortgage loans, home equity loans and lines, and consumer loans, as well as commercial real estate loans, commercial and industrial (C&I) loans, business loans and lines of credit, equipment leasing through its new Republic Bank Finance division, and warehouse lines of credit. The Bank also offers personal and business online banking at www.republicbank.com and mobile banking on its mobile apps for both iOS and Android devices.

Republic Bank Banking Center Locations

In 2023, Republic Bank expanded access for its clients with a net expansion of five new locations through the acquisition of CBank in Cincinnati, Ohio, and new banking center openings in Northern Kentucky and Tennessee. As of December 31, 2023, the Bank had 47 banking centers in communities within five metropolitan statistical areas (“MSAs”) across five states: 22 banking centers located within the Louisville/Jefferson County, Kentucky-Indiana MSA (the “Louisville MSA”) in Louisville, Prospect, Shelbyville, and Shepherdsville in Kentucky, and Floyds Knobs,

2024 PROXY STATEMENT	1

Jeffersonville, and New Albany in Indiana; six banking centers within the Lexington-Fayette, Kentucky MSA in Georgetown and Lexington in Kentucky; eight banking centers within the Cincinnati, Ohio-Kentucky-Indiana MSA in Cincinnati and West Chester in Ohio, and Bellevue, Covington, Crestview Hills, and Florence in Kentucky; seven banking centers within the Tampa-St. Petersburg-Clearwater, Florida MSA in Largo, New Port Richey, St. Petersburg, Seminole, and Tampa in Florida; and four banking centers within the Nashville-Davidson-Murfreesboro-Franklin, Tennessee MSA in Franklin, Murfreesboro, Nashville, and Spring Hill, Tennessee. In addition, Republic Bank Finance has one loan production office in St. Louis, Missouri.

In addition to full-service banking services offered in the Bank’s retail footprint, Republic also provides mortgage banking services and financial products to customers in select states across the U.S. Some financial products are offered also through the Company’s Republic Processing Group (“RPG”). Sponsorship of prepaid card products, small dollar credit programs, and payment processing are areas of the fintech ecosystem where RPG is active.

As of December 31, 2023, Republic had total assets of $6.6 billion, total deposits of $5.1 billion, and total shareholders’ equity of $913 million. Republic’s executive offices are located at 601 West Market Street, Louisville, Kentucky 40202.

Our Values

Republic’s values are built upon making an IMPACT for our clients, our associates, and the communities we serve. IMPACT is an acronym for the actions we do to fulfill our purpose.

I	M	P	A	C	T
Innovate for the Future	Make it Easy	Provide Exceptional Service	Acknowledge & Celebrate Success	Commit to Caring	Thrive Together

Our Beliefs

Our beliefs guide our actions to deliver on our purpose.

We believe everyone needs to be able to easily access the financial services they need to achieve their goals.	We believe in taking care of our associates and making it easier for them to take care of our clients.

We believe in helping our communities more easily create equitable, inclusive, diverse, and sustainable environments.	We believe the Company must be successful to more easily allow us to act on these other beliefs.

2	Republic Bancorp, Inc.

Our Purpose: Republic exists to enable our clients, Company, associates, and the communities we serve to thrive.

Our Clients

Since its founding over 40 years ago, Republic has had an unwavering focus on customer service and satisfaction.

The Net Promoter Score® (“NPS®”) is one of the most widely used measures of customer satisfaction, utilized by hundreds of leading U.S. companies. Republic’s most recent NPS score, measured in Q3 2023, was 57.9, over two times the average NPS score for all banks measured in 20231. As important, this was a 31% increase from our score the previous year, showing the results of our constant efforts to provide industry-leading customer service.

Expanding Republic’s client base to communities that have been historically marginalized continues to be a priority for Republic. The Bank’s Community Loan Fund in Louisville, Kentucky and beyond, has provided small business clients nearly $4 million in funding and has promoted business development, expanded services, and job creation in low-to-moderate income communities. In 2023, the Bank also introduced its new Community and Multi-Cultural Banking Group that focuses on non-profits, minority-owned businesses, and developers who support underserved communities.

1Qualtrics XM Institute Q3 2023 Consumer Benchmark Study. The score is not a percentage, but a figure resulting from a formula that weighs satisfied, neutral, and dissatisfied customers.

Our Company

Governance is an essential element of ensuring the Company, and our clients, associates and communities thrive.

●	Board Diversity – Each of the Republic Board of Directors (the “Board” or the “Board of Directors”) and the Republic Bank Board of Directors (the “Bank Board” or “Bank Board of Directors”) is a diverse group of esteemed professionals across a variety of industries. Their direction, advice, and voices represent broad viewpoints.

●	Fraud & Cybersecurity – The Company invests significant resources to prevent and combat fraud and cybersecurity issues, including robust processes and tools, annual associate and Board training and awareness, and regular assessments of our practices reported to the Risk Committee of the Board (the “Risk Committee”), which is tasked, in part, with overseeing operational risks, including cybersecurity, as well as the full Board.

●	Ethics and Compliance Hotline – Republic has established an independent hotline available 24 hours/day and 365 days/year for the anonymous reporting of ethics and compliance issues in such areas as discrimination, criminal misconduct, accounting or auditing matters, and security. Findings are investigated and reported to the Audit Committee of the Board (the “Audit Committee”).

●	Training – All associates are required to take specific functional, regulatory, and governance-related training. Talent Development assigns and monitors completion of these trainings.

●	Vendor Management – Republic Bank’s processes provide end-to-end oversight of vendor partnerships, from the evaluation of potential vendors, including intentional practices to expand the diversity of the Bank’s vendors, to the regular review of contracted vendors, and through to a vendor contract’s termination.

2024 PROXY STATEMENT	3

Our Associates

We are taking significant actions to grow a more inclusive and diverse workplace through education, mentorship, and recruiting.

Republic Bank facilitates Business Resource Groups (“BRGs”) for its associates to foster inclusive and diverse education and learning opportunities, recruitment, and advice for Bank leadership on how the Bank conducts day-to-day and long-term business. Currently, there are six BRGs, with active participation and self-leadership by associates who identify, or ally, with the group. The BRGs include Conexion (Hispanic), Nia (Black), Pride (LGBTQ+), Women, Veterans, and Caregivers.

Republic Bank’s “Building Bridges” program provides associates the opportunity to pair with mentors or mentees to exchange valuable Bank and business leadership skills, and to make lasting connections in the company and beyond. Formal programming and training ensure participants get the most from their mentoring experiences and continue to grow both professionally and personally. Over 200 associates have benefited from the program as mentors or mentees.

In addition to health benefits, including medical, dental, vision, and Teladoc services, the Bank helps its associates thrive with programs, including hybrid and work-from-home opportunities; a 401(k) plan; an Employee Stock Purchase Plan providing discounted opportunities to share in Company ownership; college tuition reimbursement; and an Employee Assistance Program for individual and family mental health, wellness, and limited legal support.

Key to the Bank’s continued improvement and success are formal and informal listening programs such as the below that allow leadership to learn from associates at all levels – those who are closest to our clients, to their fellow associates, and to our communities.

●	An annual anonymous associate engagement survey has 90% associate participation and guides leadership on key planning and decision making.
●	A CEO Council consisting of associates from throughout the organization meets regularly with our top executives and provides insight and ideas.
●	A “Suggestions to the CEO” e-mail mailbox provides daily opportunities for associates at all levels to share their ideas.

Our Communities

Republic recognizes the importance of making a lasting IMPACT, and that starts by strengthening the communities in which we live and work. As an organization, we devote time and funding to help support and build a foundation for the future.

●	In the last three years, over $7.7 million has been donated to more than 700 service organizations, and associates have performed nearly 21,000 hours of volunteer service in our communities.
●	During the same period, the Bank has made more than $320 million in community development loans for affordable housing, community services, and economic development and the revitalization and stabilization of underserved communities.

●	Over $212 million in non-conventional mortgage loans were made to nearly 1,800 low- to moderate-income families and individuals helping them achieve the American dream of homeownership in the last three years.

In 2023, Republic Bank began a multi-year relocation plan, bringing nearly 100 associates back to downtown Louisville from locations in Louisville’s East End. The move reflects the Bank’s commitment to creating a more vibrant downtown community in Louisville. “Republic Bank’s commitment to our downtown community is a prime example of the positive engagement we need with our businesses to become a more vibrant city,” said Louisville Mayor, Craig Greenberg. “We hope other businesses will follow suit and view downtown as a smart option for their long-term growth plans.”

4	Republic Bancorp, Inc.

Annual Meeting

5BWHEN Thursday, April 25, 2024 10:00 a.m. EDT	Where Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	7RECORD DATE February 16, 2024

Voting Guide

Proposal 1: Election of 15 Directors (see page 15)

The Board of Directors believes that each of these nominees brings a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

Proposal 2: Ratification of Independent Registered Public Accounting Firm (see page 71)

The Audit Committee has selected FORVIS, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is asking shareholders to ratify this selection.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

2024 PROXY STATEMENT	5

Snapshot of Board Nominees

			Company Committee Membership March 15, 2024				Other Public

Name Age, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Risk	Company Boards
Yoania Cannon 43, N/A (new 2024 nominee to both the Board and the Bank Board)	VP Director, Global Brand Strategy/Analytics & Finance Capabilities at Brown-Forman Corporation
David P. Feaster 70, 2020 (Company); 2019 (Bank)	Retired, Consultant to Republic Bank & Trust Company
Jennifer N. Green 39, 2022 (Company and Bank)	Chief Legal Officer, Yum! Digital & Technology at Yum! Brands
Heather V. Howell 50, 2020 (Company); 2015 (Bank)	Previously Director of Global Innovation and Trademark Development for the Jack Daniel Brands, Brown-Forman Corporation
Timothy S. Huval 57, 2022 (Company and Bank)	Chief Administrative Officer of Humana, Inc.
Ernest W. Marshall, Jr. 55, 2020 (Company); 2017 (Bank)	Executive Vice President and Chief Human Resources Officer of Eaton Corporation
W. Patrick Mulloy, II 70, 2020 (Company); 2012 (Bank)	Deputy Mayor, Louisville-Jefferson County Metro Government
W. Kennett Oyler, III 65, 2020 (Company); 2008 (Bank)	CEO of OPM Services, Inc. a Financial Services and Investment Firm
Logan M. Pichel 59, 2021 (Company and Bank)	President and CEO of Republic Bank & Trust Company
Vidya Ravichandran 51, 2023 (Company and Bank)	CEO of GlowTouch, LLC, a Business Process Outsourcing Provider for Customer Care and Technology Services
Alejandro M. Sanchez 65, N/A (new 2024 nominee to both the Board and the Bank Board)	President and CEO, Salva Financial Group of Florida
A. Scott Trager 71, 1990 (Company and Bank)	President of Republic Bancorp, Inc. and Vice Chair of Republic Bank & Trust Company
Steven E. Trager 63, 1988 (Company and Bank)	Executive Chair & CEO of Republic Bancorp, Inc. and Executive Chair of Republic Bank & Trust Company

6	Republic Bancorp, Inc.

			Company Committee Membership March 15, 2024				Other Public
Name Age, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Risk	Company Boards
Andrew Trager-Kusman 37, 2019 (Company); 2020 (Bank)	Senior Vice President, Chief Strategy Officer of Republic Bank & Trust Company

Mark A. Vogt 55, 2016 (Company); 2012-2016 and 2020 (Bank)	CEO of Galen College of Nursing

Independent	Committee Chairs	Committee Member

2024 PROXY STATEMENT	7

VOTING

Record Date. You are entitled to notice of and to vote at the Annual Meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 16, 2024. On that date, 17,252,179 shares of Class A Common Stock and 2,150,669 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting Rights. Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes. Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 17,252,179 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,506,690 votes at the Annual Meeting.

Voting by Proxy. If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet. If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials. If you received a paper copy of this proxy statement, the proxy card is enclosed. If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card. If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, the shares represented will be voted (i) “For” each of the Board nominees named in this proxy statement (“Director Nominees”) and (ii) “For” the ratification of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted.

If your shares are held by your broker, bank, or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions on that form regarding how to instruct your broker, bank, or other agent to vote your shares. Brokers, banks, or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner (“broker non-vote”). Proposal 1 is considered a non-routine matter, and Proposal 2 is considered a routine matter. Therefore, your broker only has discretionary authority to vote your shares with respect to Proposal 2. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for a non-routine proposal presented at the Annual Meeting.

The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

Quorum and Voting Requirements and Counting Votes. A majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at the Annual Meeting.

8	Republic Bancorp, Inc.

There were 17,252,179 shares of our Class A Common Stock and 2,150,669 (each share of Class B Common Stock is entitled to ten (10) votes, or 21,506,690 votes) shares of our Class B Common Stock outstanding and entitled to vote at the Annual Meeting on the record date. Therefore, a quorum will be present if 19,379,435 votes are present in person or represented by executed proxies timely and properly received by us at the Annual Meeting. Withheld, abstentions, and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum.

The affirmative vote of a plurality of the votes duly cast is required for the election of each director in Proposal 1. Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter except for quorum purposes.

The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:

Proposal
	Voting Options	Vote Required for Approval	Impact of Withhold or Abstentions (as applicable)	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Director Nominees	FOR WITHHOLD	At least one FOR vote. Director Nominees receiving the highest number of FOR votes are elected. If Director Nominees are unopposed, election requires only a single vote or more.	Withheld votes have no effect; not treated as a vote cast, except for quorum purposes	No	No effect
Ratification of Independent Registered Public Accounting Firm	FOR AGAINST ABSTAIN	More FOR votes than AGAINST votes	Abstention votes have no effect; not treated as a vote cast, except for quorum purposes	Yes	Not applicable

2024 PROXY STATEMENT	9

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic common stock as of February 16, 2024, based on information available to the Company. On that date, 17,252,179 shares of Class A Common Stock and 2,150,669 shares of Class B Common Stock were issued and outstanding. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Information is included for:

(1)	persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;
(2)	all Directors (“Director(s)”) and Director nominees;
(3)	the Executive Chair and Chief Executive Officer (“Chair/CEO”), the Chief Financial Officer (“CFO”), and three other executive officers of Republic, including its subsidiary Republic Bank, who earned the highest total compensation payout during 2023 (collectively, with the Chair/CEO and CFO, the “Named Executive Officers” or the “NEOs”); and
(4)	all executive officers (“Executive Officers”), Directors, and Director Nominees of Republic and Republic Bank as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the U.S. Securities and Exchange Commission (the “SEC”) governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 16, 2024. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock underlying options and other derivative securities that are currently exercisable or will become exercisable within 60 days of February 16, 2024. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and other derivative securities to acquire shares of our common stock held by such person that are currently exercisable or exercisable within 60 days of February 16, 2024. The ownership percentage of all Executive Officers and Directors, as a group, assumes that all 23 persons, but no other persons, exercise all options and other derivative securities to acquire shares of our common stock held by such persons that are currently exercisable or exercisable within 60 days of February 16, 2024. Unless otherwise indicated, the mailing address for each beneficial owner is c/o Republic Bancorp, Inc., 601 West Market Street, Louisville, Kentucky, 40202. If applicable, fractional shares are rounded to the closest whole number.

10	Republic Bancorp, Inc.

Executive Officers and Directors as a group (collectively 23 persons) beneficially own approximately 73% of the combined voting power of the Class A Common Stock and Class B Common Stock, which represents approximately 57% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of February 16, 2024 as detailed below:

							Class A and Class B Common
	Class A Common Stock			Class B Common Stock			Stock Combined
Name	Shares		Percent	Shares		Percent	Shares		Percent
Five Percent Shareholders:

Steven E. Trager	8,399,127	(1)	48.6%	1,940,091	(2)	90.2%	10,339,218	(1)(2)	53.3%
601 West Market Street
Louisville, Kentucky 40202

Trager Trust of 2012	7,915,343	(3)	45.8	1,921,862	(4)	89.4	9,837,205	(3)(4)	50.7
601 West Market Street
Louisville, Kentucky 40202

A. Scott Trager	8,231,629	(5)	47.7	1,923,916	(6)	89.5	10,155,545	(5)(6)	52.3
601 West Market Street
Louisville, Kentucky 40202

Sheldon G. Gilman	7,967,617	(7)	46.1	1,921,862	(8)	89.4	9,889,479	(7)(8)	50.9
3513 Winterberry Cir
Louisville, Kentucky 40207

Teebank Family	7,165,276		41.5	1,753,796		81.5	8,919,072		45.9
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Jaytee Properties	750,067		4.3	168,066		7.8	918,133		4.7
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Dimensional Fund Advisors LP (10)	927,375		5.4	—		*	927,375		5.4
6300 Bee Cave Road
Building One
Austin, Texas 78746
Directors, Director Nominees, and
Named Executive Officers:

Yoania Cannon	—		*	—		*	—		*
David P. Feaster	2,334	(11)	*	—		*	2,334	(11)	*
Jennifer N. Green	—	(12)	*	—		*	—	(12)	*
Heather V. Howell	375	(13)	*	—		*	375	(13)	*
Timothy S. Huval	—	(14)	*	—		*	—	(14)	*
Ernest W. Marshall, Jr.	185	(15)	*	—		*	185	(15)	*
W. Patrick Mulloy, II	16,636	(16)	*	—		*	16,636	(16)	*
W. Kennett Oyler, III	1,116	(17)	*	—		*	1,116	(17)	*
Vidya Ravichandran	—	(18)	*	—		*	—	(18)	*
Alejandro M. Sanchez	—		*	—		*	—		*
Andrew Trager-Kusman	2,421	(19)	*	—		*	2,421	(19)	*
Mark A. Vogt	17,391	(20)	*	—		*	17,391	(20)	*
William R. Nelson	27,386	(21)	*	—		*	27,386	(21)	*
Logan M. Pichel	46,235	(22)	*	—		*	46,235	(22)	*
Kevin D. Sipes	80,777	(23)	*	—		*	80,777	(23)	*
Jeffrey A. Starke	4,587	(24)	*	—		*	4,587	(24)	*
A. Scott Trager	8,231,629	(5)	47.7	1,923,916	(6)	89.5	10,155,545	(5)(6)	52.3
Steven E. Trager	8,399,127	(1)	48.6	1,940,091	(2)	90.2	10,339,218	(1)(2)	53.3
All directors and executive officers
as a group (23 persons):	9,050,571	(25)	52.4%	1,942,145	(25)	90.3%	10,992,716	(25)	56.6%

*Represents less than 1% of total

2024 PROXY STATEMENT	11

(1)	Includes 7,165,276 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”). With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager. Includes 382,945 shares held of record by the Trager Family Foundation Trust, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley L. Kusman, and Amy Trager. Also includes 12,085 shares held by Steven E. Trager in Republic’s 401(k) plan.
(2)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children are limited partners of both Teebank and Jaytee. Also includes 1,215 shares held by Steven E. Trager in Republic’s 401(k) plan.
(3)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general partner and a limited partner of each of those limited partnerships.
(4)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general and a limited partner of each of those limited partnerships.
(5)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 60,420 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 52,856 shares held by A. Scott Trager in Republic’s 401(k) Plan.
(6)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 2,054 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.
(7)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Also includes 39,307 shares held by Sheldon G. Gilman’s spouse.
(8)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.

12	Republic Bancorp, Inc.

(9)	Teebank and Jaytee are limited partnerships, the limited partners of which include A. Scott Trager, Andrew Trager-Kusman, and trusts for which each of Steven E. Trager and Sheldon G. Gilman serve as trustees. Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each partnership. Teebank and Jaytee each have voting committees comprised of Steven E. Trager, A. Scott Trager, and Sheldon G. Gilman. These committees direct the voting of the shares held by Teebank and Jaytee. Teebank has a total of 2,201,017 units outstanding, and Jaytee has a total of 2,000,000 units outstanding. The following table provides information about the units of Teebank and Jaytee beneficially owned by Directors, Director Nominees, Executive Officers, and 5% shareholders of Republic:

	Number of		Percent of Jaytee	Number of		Percent of Teebank
Name	Jaytee Units		Units Outstanding	Teebank Units		Units Outstanding
Trager Trust of 2012	32,284	(a)	1.6%	200,442	(c)	9.1%
Steven E. Trager	1,548,297	(b)	77.4%	1,596,496	(d)	72.5%
A. Scott Trager	5,293		* %	5,293		* %
Andrew Trager-Kusman	28,978		1.4%	80,666	(e)	3.7%
Sheldon G. Gilman, Trustee	44,050		2.2%	156,608		7.1%

*Represents less than 1% of total

(a)	Includes 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(b)	Includes 20,000 general partner units and 268,130 limited partner units held in a revocable trust and 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,227,883 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.
(c)	Includes 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(d)	Includes 20,001 general partner units and 36,905 limited partner units held in a revocable trust and 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,222,784 limited partner units held in trusts for family members, of which Steven E. Trager is trustee. Also includes 116,364 limited partner units held in an irrevocable trust of which Steven E. Trager’s spouse is co-trustee.
(e)	Includes 54,545 limited partner units held in an irrevocable trust for Andrew Trager-Kusman’s mother of which Andrew Trager-Kusman is co-trustee.
(10)	Based on information disclosed in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2024, Dimensional, a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts, and accounts for which Dimensional serves as investment manager, adviser, or sub-adviser. Dimensional indicated sole voting power over 907,862 shares, sole dispositive power over 927,375 shares and no shared voting power or shared dispositive power.
(11)	Does not include 2,663 shares issuable beyond 60 days of February 16, 2024 to David P. Feaster upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(12)	Does not include 1,233 shares issuable beyond 60 days of February 16, 2024 to Jennifer N. Green upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(13)	Does not include 6,542 shares issuable beyond 60 days of February 16, 2024 to Heather V. Howell upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

2024 PROXY STATEMENT	13

(14)	Does not include 1,233 shares issuable beyond 60 days of February 16, 2024 to Timothy S. Huval upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(15)	Does not include 5,482 shares issuable beyond 60 days of February 16, 2024 to Ernest W. Marshall, Jr. upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(16)	Includes 15,510 shares held jointly by W. Patrick Mulloy, II with his spouse. W. Patrick Mulloy, II shares investment and voting power over these shares. Does not include 8,288 shares issuable beyond 60 days of February 16, 2024 to W. Patrick Mulloy, II upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(17)	Does not include 1,572 shares issuable beyond 60 days of February 16, 2024 to W. Kennett Oyler, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(18)	Does not include 865 shares issuable beyond 60 days of February 16, 2024 to Vidya Ravichandran upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(19)	Includes voting rights for 400 restricted shares that vest in October 2026. Includes 2,000 shares for stock options held by Andrew Trager-Kusman that are exercisable within 60 days of February 16, 2024. Andrew Trager-Kusman owns Jaytee and Teebank limited partnership units, both individually and through various trusts, as disclosed in Footnote 9. Does not include 264 shares issuable beyond 60 days of February 16, 2024 to Andrew Trager-Kusman upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(20)	Includes 3,000 shares held jointly by Mark A. Vogt with his spouse. Mark A. Vogt shares investment and voting power over these shares. Also includes 10,000 shares held in a Delaware Trust. Does not include 10,383 shares issuable beyond 60 days of February 16, 2024 to Mark A. Vogt upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(21)	Includes voting rights for 1,500 restricted shares that vest in March 2024. Also includes voting rights for 667 restricted shares that vest in December 2024 and 476 restricted shares that vest in January 2027. Includes 1,500 shares for stock options held by William R. Nelson that are exercisable within 60 days of February 16, 2024. Does not include 2,590 shares issuable beyond 60 days of February 16, 2024 to William R. Nelson upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(22)	Includes 1,007 shares held by Logan M. Pichel in Republic’s 401(k) Plan. Also includes 1,032 shares held by Logan M. Pichel in Republic’s Employee Stock Purchase Plan. Includes voting rights for 6,506 restricted shares that vest in December 2024, 4,757 restricted shares that vest in December 2025, and 5,733 restricted shares that vest in January 2027. Does not include 2,587 shares issuable beyond 60 days of February 16, 2024 to Logan M. Pichel upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(23)	Includes 3,954 shares held by Kevin D. Sipes in Republic’s 401(k) Plan. Also includes 1,224 shares held by Kevin D. Sipes in Republic’s Employee Stock Purchase Plan. Includes voting rights for 1,500 restricted shares that vest in March 2024. Also includes voting rights for 667 restricted shares that vest in December 2024 and 476 restricted shares that vest in January 2027. Includes 1,500 shares for stock options held by Kevin D. Sipes that are exercisable within 60 days of February 16, 2024. Does not include 4,712 shares issuable beyond 60 days of February 16, 2024 to Kevin D. Sipes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(24)	Includes 708 shares held by Jeffrey A. Starke in Republic’s 401(k) Plan. Also includes 3,285 restricted shares that vest in July 2024 and 594 restricted shares that vest in January 2027. Does not include 551 shares issuable beyond 60 days of February 16, 2024 to Jeffrey A. Starke upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(25)	Includes the shares as described above held by the Directors and the NEOs, along with an additional 120,131 shares held by other Executive Officers. Shares held by the Director Nominees are not included.

14	Republic Bancorp, Inc.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Recommendation of Republic’s Board of Directors	The Board of Directors recommends that shareholders vote “FOR” all of the proposed Director Nominees named in this proxy statement.

The Board of Directors is comprised of one class of Directors that is elected annually. Each Director serves a term of one (1) year until the next annual meeting and shall serve until his or her successor is elected and qualified or his or her earlier resignation or removal. All of Republic’s current Directors were elected to a one (1) year term at the most recent Annual Meeting held on April 20, 2023.

Number of Directors

Republic’s Bylaws (the “Bylaws”) currently provide for not less than five (5) nor more than eighteen (18) Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of Directors to be elected at the Annual Meeting at fifteen (15).

Mandatory Retirement Age

72

Mandatory Retirement Age

The mandatory retirement age for a Director is seventy-two (72) years old, determined as of December 31 of the year preceding the election. A Director’s age shall be determined as of December 31 of the year prior to the Director’s election, i.e., a person can be elected as a Director if that person is under age seventy-two (72) as of December 31 of the year prior to that election. Any Director who is or reaches age seventy-two (72) during the Director’s term shall serve until the expiration of the Director’s term and shall serve until his or her successor is elected and qualified or his or her earlier resignation or removal. Two current Directors, Michael T. Rust and Susan Stout Tamme, will retire from the Board at this Annual Meeting due to the mandatory retirement age. The Company and the Bank would like to thank Mr. Rust and Ms. Tamme for their prior service as Directors.

2024 PROXY STATEMENT	15

2024 Director Nominees

The Nominating Committee of the Board of Directors (the “Nominating Committee”) and the Board of Directors have nominated the following Director Nominees for election:

▪ Yoania Cannon ▪ David P. Feaster ▪ Jennifer N. Green ▪ Heather V. Howell ▪ Timothy S. Huval ▪ Ernest W. Marshall, Jr. ▪ W. Patrick Mulloy, II ▪ W. Kennett Oyler, III	▪ Logan M. Pichel ▪ Vidya Ravichandran ▪ Alejandro M. Sanchez ▪ A. Scott Trager ▪ Steven E. Trager ▪ Andrew Trager-Kusman ▪ Mark A. Vogt

All Director Nominees, except for Yoania Cannon and Alejandro M. Sanchez, are current members of the Board of Directors and the Bank Board. The Director Nominees would serve a one (1) year term until the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and shall serve until their successor is elected and qualified or their earlier resignation or removal.

Due to time constraints, George Nichols III chose not to run for reelection to the Board and the Bank Board of Directors. The Company and the Bank would like to thank Mr. Nichols for his prior service as a Director of the Bank from March 2020 to March 2024 and as a Director of the Company from April 2021 to April 2024.

The Nominating Committee strongly considers recommendations of the Chief Executive Officer of the Bank (“CEO/Bank”) and the Trager family members (“Trager Family Members”) (generally defined to include Steven E. Trager, who is Chair/CEO, and Jean S. Trager, the mother of Steven E. Trager, and their descendants, companies, partnerships, or trusts in which they are majority owners, trustees, or beneficiaries) as well as prior service and performance as a Director. In 2024, the Nominating Committee and the Board of Directors approved the Director Nominees to be considered for election at the Annual Meeting. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting common stock was rejected. The Trager Family Members recommended all Director Nominees submitted to the Nominating Committee and the Board of Directors. No other shareholder submitted a recommendation for a Director Nominee for the Annual Meeting.

The Nominating Committee will consider candidates for Director Nominees at the 2025 Annual Meeting properly put forth by Republic shareholders. Shareholders should submit such nominations, if any, to the Company’s Secretary, at 601 West Market Street, Louisville, Kentucky, 40202, along with the information required in the Bylaws, no later than January 21, 2025. Shareholder nominations must be made according to the procedures contained in the Bylaws and described in this proxy statement under the heading “Shareholder Proposals”.

Any shareholder notice of nomination must include the information required by the Bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating shareholder required by Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of the Bylaws or the SEC’s rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any shareholder nomination.

2024 Independent Director Nominees

Non-employee Director Nominees Yoania Cannon, Jennifer N. Green, Heather V. Howell, Timothy S. Huval, Ernest W. Marshall, Jr., W. Patrick Mulloy, II, W. Kennett Oyler, III, Vidya Ravichandran, Alejandro M. Sanchez, and Mark A. Vogt would collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards (“Independent Directors”).

16	Republic Bancorp, Inc.

Director Nominee David P. Feaster, while a non-employee Director Nominee, retired from the Bank in 2019 and currently provides consulting services to the Bank. Accordingly, Mr. Feaster is not identified as an Independent Director.

While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2024 election of Directors but reserves the right to claim this exemption in the future.

Director Nominee Availability

Neither the Nominating Committee nor the Board of Directors has reason to believe that any Director Nominee will not be available for election or to serve following election. However, if any of the Director Nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

Director Skills Matrix

	Accounting Financial Reporting	Banking Investment	Technology Cyber Security	Human Capital Management	Legal/ Compliance	CEO & Board Leadership	Environmental/ Social Responsibility	Mergers & Acquisitions
Yoania Cannon
David P. Feaster
Jennifer N. Green
Heather V. Howell
Timothy S. Huval
Ernest W. Marshall, Jr.
W. Patrick Mulloy, II
W. Kennett Oyler, III
Logan M. Pichel
Vidya Ravichandran
Alejandro M. Sanchez
A. Scott Trager
Steven E. Trager
Andrew Trager-Kusman
Mark A. Vogt

2024 PROXY STATEMENT	17

NASDAQ Board Diversity Rules and Matrix

The SEC approved NASDAQ Rule 5605(f) (the “Board Diversity Rule”) that requires companies listed on the NASDAQ Global Select Market to have, or to explain why they do not have, at least one diverse director (as defined in the Board Diversity Rule) by December 31, 2023 and at least two diverse directors (including at least one woman and at least one member of an underrepresented community) by December 31, 2025. Additionally, effective August 8, 2022, NASDAQ companies are required to disclose on an annual basis directors’ voluntary, self-identified demographic information using a standardized board diversity matrix (“Board Diversity Matrix”), which may be disclosed in the company’s proxy statement.

The Company already satisfies the Board Diversity Rule requirement having at least two applicable diverse directors prior to the December 31, 2025 compliance deadline. In further compliance with the Board Diversity Rule, the Board Diversity Matrix below provides the self-identified demographic information for the Company’s Director Nominees as of January 7, 2024. Each of the categories listed in the table below has the meaning as it is used in the Board Diversity Rule.

Board Diversity Matrix (as of January 7, 2024)

Total Number of Directors	15
					Did Not
		Female	Male	Non-Binary	Disclose Gender
Part I: Gender Identity
Directors		4	11	0	0
Part II: Demographic Background
African American or Black		1	1	0	0
Asian		1	0	0	0
Hispanic or Latinx		1	1	0	0
White		1	9	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Our Board Diversity Matrix as of January 8, 2023 can be found in the definitive proxy statement for our 2023 annual meeting of shareholders, filed with the SEC on March 10, 2023.

18	Republic Bancorp, Inc.

Director Nominees’ Names and Principal Occupations for the Past Five Years

The following table details the indicated information for each Director Nominee, including service as a Director of the Company or its predecessors:

YOANIA CANNON	DAVID P. FEASTER
COMMITTEE: N/A Age: 43 Director Since: N/A (new 2024 nominee to both the Board and Bank Board)	COMMITTEES: Loan Trust - Chair Age: 70 Director of Republic since 2020 and Director of the Bank since 2019 Consultant, Republic Bank & Trust Company

KEY EXPERIENCE AND QUALIFICATIONS

●
Vice President, Global Brand Strategy and Finance Capabilities with Brown-Forman Corporation since February 2023.
●
Prior experience with Brown-Forman includes Director, Strategy and Brand Analytics (2020 – 2023); Finance Director Global Travel Retail and Developed APAC (2018 – 2020); Controller, Americas (2016 – 2018); Division Finance Manager, West Division (2014 – 2016); Commercial Finance Manager (2012 – 2014); Finance Sales Operations Manager (2009 – 2011); and Finance Analyst (2007 – 2009)

EDUCATION

●
University of Louisville, Master of Accountancy, MBA, and Bachelor of Science in Accounting

HONORS AND RECOGNITIONS

Ms. Cannon meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

REASON FOR NOMINATION

Based on Ms. Cannon’s managerial, business, and accounting background and her specific experience, qualifications and attributes disclosed, the Board has determined that she should be nominated to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Retired, consultant to the Bank since 2019.
●
Previously, having 47 years of banking experience, Florida Market President for the Bank (2016-2019); CEO, President, and Director of Cornerstone Community Bank (2009 – 2016, when Cornerstone merged with the Bank); founder, CEO, and President of Signature Bank in St. Petersburg, Florida (which merged into Whitney National Bank); Area President of Whitney National Bank after merger; an executive at a number of banks in Florida, including Sun Bank, Bank of America, C&S, and Northern Trust Bank.
●
Member of the Florida Bankers Association Board, former chair of the St. Petersburg Area Chamber of Commerce, former chair of All Children’s Hospital Board, and a member of the St. Petersburg College Banking School Board.

EDUCATION

●
University of Florida, Business Administration, with honors

REASON FOR NOMINATION

Based on Mr. Feaster’s experience as a Republic and Bank Board Director, his extensive banking experience, his significant community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2024 PROXY STATEMENT	19

jennifer n. green	HEATHER V. HOWELL
COMMITTEE: Risk - Chair Age: 39 Director of Republic and Director of the Bank since 2022	COMMITTEE: Nominating Age: 50 Director of Republic since 2020 and Director of the Bank since 2015

KEY EXPERIENCE AND QUALIFICATIONS

●
Chief Legal Officer, Yum! Digital & Technology at Yum! Brands.  Reporting to the Chief Digital & Technology Officer, leads a team of U.S.- and non-U.S.-based lawyers and legal professionals responsible for providing strategic advice and legal support on a range of matters related to the development, rollout and commercialization of internally-owned digital and technology products and services.
●
Previously YUM! Brands Vice President, Global Mergers & Acquisitions (2020-2023); YUM! Brands’ Director of Transformation & Chief of Staff (2020-2021) and Director, Corporate Counsel (2016-2020); Vice President and Counsel, Corporate Secretary Americas for Credit Suisse (2014-2016); and attorney with Davis Polk & Wardwell LLP (2012 - 2014), with practice areas including Capital Markets, Mergers & Acquisitions, and Derivatives and Structured Products.
●
Member of the City of Louisville’s Civilian Review & Accountability Board (Board’s inaugural Chair) and the Greater Louisville Inc. Business Council to End Racism, and former board member for Stage One Family Theatre and Maryhurst.
●
Member of the New York Bar Association, the Kentucky Bar Association, the Charles W. Anderson, Jr. Chapter of the National Bar Association, and the Brandeis Inn of Court.

EDUCATION

●
Columbia Law School, Juris Doctor; Harlan Fiske Stone Scholar and Articles Editor of the Columbia Law Review
●
Harvard University, Bachelor of Arts in Government, and a French Language Citation

HONORS AND RECOGNITION

●
2021 On Deck Fellow
●
2019 Leadership Council on Legal Diversity Fellow
●
2017 graduate of Ignite Louisville

REASON FOR NOMINATION

Based on Ms. Green’s experience as a Republic and Bank Board Director, her managerial and business background, her educational and legal background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Previously Director of Global Innovation and Trademark Development for the Jack Daniel’s Family of Brands (through October 2023), having been employed by Brown-Forman Corporation since 2015.
●
Previously CEO and Chief Tea Officer (2010-2015) of Rooibee Red Tea, launching Rooibee Roo in 2014, a line of ready-to-drink tea with less calories and sugar for children, a brand extension for Rooibee Red Tea.
●
Member of the Greater Louisville Project Board of Directors.

EDUCATION

●
Bellarmine University, Executive MBA
●
Eastern Kentucky University, Bachelor of Arts

HONORS AND RECOGNITION

●
2013 Ernst & Young E.D.G.E. Award
●
2014 Business First Enterprising Woman to Watch
●
Finalist in 2013 Business First Business Leader of the Year

REASON FOR NOMINATION

Based on Ms. Howell’s experience as a Republic and Bank Board Director, her education, her business and entrepreneurial experience, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

20	Republic Bancorp, Inc.

timothy s. huval	eRNEST W. MARSHALL, JR.
COMMITTEE: Audit Age: 57 Director of Republic and Director of the Bank since 2022	COMMITTEES: Compensation - Chair Nominating Age: 55 Director of Republic since 2020 and Director of the Bank since 2017

KEY EXPERIENCE AND QUALIFICATIONS

●
Chief Administrative Officer (2019 - Present) and Chief Human Resources Officer (2013 - Present) of Humana, Inc.
●
Previously held a number of positions at Bank of America (2002-2013), including Human Resources Executive, Global Treasury Services/Technology Division; Senior Human Resources Executive, Global Wealth & Investment Management; Chief Information Officer, Global Wealth & Investment Management; Head of Operations, Credit Card Services; Head of Operations, Mortgage Business; and Senior Vice President, Consumer Service & Operations, and served in various roles at Gateway Computers (1997-2002), including Training and Development Manager, Global Operations; Sr. Manager, Human Resources; General Manager, Factory & Call Center; and Director, Human Resources, Global Operations & Consumer.
●
Advisory board member for MyCareGorithm, LLC.
●
Former member of the NASDAQ-listed Seacoast Banking Corporation board of directors (2016 - 2019).

EDUCATION

●
Brigham Young University, Master’s in Public Administration
●
Weber State University, Bachelor of Arts, Marketing
●
Salt Lake City Community College, Associate’s Degree; Honorary Doctor of Humane Letters

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Huval meets NASDAQ’s financial knowledge and sophistication requirements.

Based on Mr. Huval’s experience as a Republic and Bank Board Director, his financial experience, his managerial and banking background, his business and educational background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Vice President and Chief Human Resources Officer at Eaton Corporation since 2018.
●
Vice President of Human Resources of GE Aviation at the General Electric Company (2013-2018).
●
Trustee for Bellarmine University and board member for Kindway and the Rock and Roll Hall of Fame.
●
Director for the NASDAQ-listed LSI Industries Inc. since August 16, 2022.

EDUCATION

●
Indiana University, Bloomington, MBA/Juris Doctor
●
Bellarmine University, Bachelor’s degree with a dual major in Accounting and Business Administration; including two semesters abroad at New College in Oxford, England

HONORS AND RECOGNITION

●
One of 2020’s Most Influential Black Executives in Corporate America, Savoy Magazine
●
’50 under 50’ feature, Black MBA Magazine
●
‘Top 40 under 40’ feature, Network Journal

REASON FOR NOMINATION

Based on Mr. Marshall’s experience as a Republic and Bank Board Director, his business experience and accomplishments, his extensive civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2024 PROXY STATEMENT	21

W. PATRICK MULLOY, II	W. KENNETT OYLER, III
COMMITTEES: Audit Loan Age: 70 Director of Republic since 2020 and Director of the Bank since 2012	COMMITTEE: Risk Age: 65 Director of Republic since 2020 and Director of the Bank since 2008

KEY EXPERIENCE AND QUALIFICATIONS

●
Deputy Mayor, Louisville-Jefferson County Metro Government since May 2023.
●
Of Counsel with the law firm of Wyatt, Tarrant & Combs, LLP since 2022.
●
Member, Advisory Board Savoy Life, LLC; Previously Director and CEO of Sharps Compliance, Inc. (April 2022 – September 2022); Of Counsel with Wyatt, Tarrant & Combs, LLP (2018-2022); Chairman and CEO of Elmcroft Senior Living (2006-2018), a national provider of senior housing services; President and CEO of two other senior housing companies, LifeTrust America, Inc., and Atria, Inc.; an attorney with the regional law firm of Greenebaum, Doll & McDonald PLLC (1994-1996); the Secretary of Finance to the Governor of Kentucky (1992-1994); and an attorney at a Louisville law firm (1978 - 1992).
●
Investor and director of Assembly Healthcare, an ancillary service provider to healthcare providers.
●
Member of Advisory Board of Apploi, Inc., the Board of Advisors of Vanderbilt University School of Law, and the Board Chair of University of Louisville Health, Inc.
●
Director for the NASDAQ-listed Sharps Compliance Corp. from February 1, 2021 – September 2022.

EDUCATION

●
Vanderbilt University School of Law, Juris Doctor
●
Vanderbilt University, Bachelor of Arts, interdisciplinary major in History, Economics, Philosophy, summa cum laude

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Mulloy meets NASDAQ’s financial knowledge and sophistication requirements.

Based on Mr. Mulloy’s experience as a Republic and Bank Board Director, his managerial and business background, his educational and legal background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of OPM Services, Inc., a financial-services and investment firm Mr. Oyler founded in 1992.
●
Executive in Residence at University of Louisville College of Business.
●
Previously President and CEO of Greater Louisville, Inc., the Louisville, Kentucky Metro Chamber of Commerce (2014 - 2020); Managing Partner of OPM (1992 - 2015); Cash Management Officer of Citizens Fidelity (now PNC) Bank; President, CEO, CSO of High Speed Access Corp.; and Treasurer, VP of Finance and CFO of Henry Vogt Machine Co.
●
Founded or co-founded twenty businesses in various industries, including financial services, real estate, internet access, manufacturing, railway, equipment leasing, and consumer research, and in 1997, co-founded a broadband internet provider, High Speed Access Corp., which he took public in 1999.
●
Experience in leadership roles and directorships, including sixteen roles as chair, with dozens of civic and community organizations, including Leadership Louisville, Metro YMCA, University of Louisville, Metro United Way, Kentuckiana Works, the Metro Police Foundation, GLI, Canopy, Louisville Ballet, Junior Achievement, Louisville Science Center, and Downtown Development Corp.
●
Serves as Director for Alliance Cost Containment, LLC and Thornton Capital.

EDUCATION

●
University of Louisville, Master of Business Administration
●
University of Louisville, Bachelor of Science, Commerce, Marketing

HONORS AND RECOGNITION

●
Inducted into Kentucky Entrepreneur Hall of Fame, 2016
●
E&Y Entrepreneur of the Year, 2000
●
Cashflow Magazine Treasurer of the Year, 1985

REASON FOR NOMINATION

Based on Mr. Oyler’s experience as a Republic and Bank Board Director, his education, his entrepreneurial and business background, his significant civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

22	Republic Bancorp, Inc.

LOGAN M. PICHEL	VIDYA RAVICHANDRAN
COMMITTEE: Risk Age: 59 Director of Republic and Director of the Bank since 2021 President & CEO of Republic Bank & Trust Company	COMMITTEE: Risk Age: 51 Director of Republic and Director of the Bank since 2023

KEY EXPERIENCE AND QUALIFICATIONS

●
President and CEO of the Bank since 2021.
●
Previously, having over 30 years of banking and financial services experience, served as President for the Bank (2020-2021) and held various positions with Regions Bank (2005-2020), including, Executive Vice President and Head of Corporate Development – Financial Planning and Analysis and Mergers and Acquisitions (2019-2020) (responsible for company budgeting, forecasting, capital allocation, business and product profitability analytics and reporting and bank and non-bank mergers and acquisitions), Head of Consumer Lending (2010-2018) (mortgage, home equity, auto and personal loans as well as fintech and small dollar lending), Head of Enterprise Operations (2018-2019) (bank operations, loan fulfillment and servicing, collections, and contact centers), and National Production Manager for Mortgage (2005-2010).
●
Leader of Regions Bank’s Simplify and Grow initiative (2018-2020), which focused on making banking easier for customers, improving efficiencies of internal processes, and accelerating revenue growth.

EDUCATION

●
University of Michigan, Master of Business Administration
●
Ohio Northern University, Finance

REASON FOR NOMINATION

Based on Mr. Pichel's banking experience, his experience as a Republic and Bank Board Director, his proven leadership skills, his education and background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO and founder of GlowTouch, a global enterprise that provides customer care and technology outsourcing services, headquartered in Louisville, Kentucky, with more than 3,000 employees throughout the United States, India, Philippines, and the Dominican Republic, since 2002.
●
Founded StemWizard (2013), a software platform that allows students, teachers, judges, volunteers, and administrators to set up and run STEM competitions, such as science fairs, the Science Olympiad, and robotics events, through a cloud-enabled platform.
●
Member of the Kentucky Council for Postsecondary Education Board, Young Presidents’ Organization, and C200.

EDUCATION

●
Virginia Polytechnic Institute and State University, Master of Science
●
University of Agricultural Sciences, Bangalore, Bachelor of Science

HONORS AND RECOGNITION

●
Inductee of CCWomen Hall of Fame
●
Louisville’s Most Admired CEOs, Business First

REASON FOR NOMINATION

Based on Ms. Ravichandran’s background in technology, her leadership and entrepreneurial achievements, her educational background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should be nominated to serve as a Director.

2024 PROXY STATEMENT	23

ALEJANDRO M. SANCHEZ	a. scott trager
COMMITTEE: N/A Age: 65 Director Since: N/A (new 2024 nominee to both the Board and Bank Board)	COMMITTEE: Loan Age: 71 Director of Republic and Director of the Bank since 1990 President & Vice Chair, Republic Vice Chair, Republic Bank

KEY EXPERIENCE AND QUALIFICATIONS

●
President and CEO of Salva Financial Group of Florida since 2024.
●
CEO Emeritus for the Florida Bankers Association since November 2023.
●
Board Director for Poplar Bank since 2023.
●
Board Member for Apalachee Center Hospital, Inc. since 2022.
●
Previously President and CEO for the Florida Bankers Association (1998-2023); a Board Director for Trustco Bank (2022-2023); Board Member for the Exim Bank Advisory Committee (2018-2020); and a Member of the Federal Retirement Thrift Investment Board (2002-2010).

EDUCATION

●
University of Iowa, College of Law, Juris Doctor
●
Troy University, Bachelor of Science in Business and Social Science

HONORS AND RECOGNITION

●
Served in United States Air Force 1976-1981, Honorable Discharge.

REASON FOR NOMINATION

Based on Mr. Sanchez’s banking, managerial, business, educational, and legal background and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should be nominated to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
President of Republic since 2012; Vice Chairman of Republic since 2017; and Vice Chair of the Bank since 2017.
●
Previously Vice Chairman of Republic (1994-2012).
●
Entire working career spent in various finance and banking capacities.
●
Leadership experience in marketing, operations, and community bank management.
●
Extensive community board experience and broad-based community connections in the metropolitan Louisville area.

EDUCATION

●
University of Tennessee, Business Administration

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

24	Republic Bancorp, Inc.

steven e. trager	andrew trager-kusman
Age: 63 Director of Republic and Director of the Bank since 1988 Executive Chair & CEO, Republic Executive Chair, Republic Bank	COMMITTEES: Loan Trust Age: 37 Director of Republic since 2019 and Director of the Bank since 2020 Senior Vice President, Chief Strategy Officer, Republic Bank

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Chair & CEO of Republic and Executive Chair of the Bank since 2021.
●
More than 30 years of banking experience, previously holding positions of Chairman & CEO of both Republic and the Bank (2012-2021) and President and CEO of Republic (1998-2012), beginning his career with the Bank as General Counsel in 1988.
●
Leadership experience in finance, operations, and community bank management.
●
Past chair of the Kentucky Bankers Association, University of Louisville Board of Overseers, 2016 Fund for the Arts Campaign, and Leadership Kentucky; former board member of the Federal Reserve Bank of St. Louis’ Louisville Branch and the Louisville Regional Airport Authority; and current member of the Bellarmine University Board of Trustees.

EDUCATION

●
University of Louisville Brandeis School of Law, Juris Doctor
●
University of Texas at Austin, Finance

HONORS AND RECOGNITIONS

●
University of Louisville Alumnus of the Year, 2023
●
Bellarmine University Knight of Knights Honoree, 2022
●
Louisvillian of the Year, 2017
●
Lincoln Foundation Spirit of Excellence Award, 2018
●
Juvenile Diabetes Research Foundation’s Man of the Year, 2003
●
Ernst & Young Entrepreneur of the Year Award for the Southern Ohio and Kentucky Region, 2003

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement, his vested interest in the long-term success of Republic as a material equity owner, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Senior Vice President, Chief Strategy Officer of the Bank since 2021.
●
Previously Vice President, Managing Director of Corporate Strategies of the Bank (2016-2021)(primarily overseeing strategic initiatives, profitability modeling, and reviewing potential acquisition opportunities); Portfolio Analyst with EJF Capital LLC (2012-2015), an alternative asset manager primarily focused on United States and global financial institutions (focusing on TARP investments and small bank private equity funds, recapitalizations of struggling institutions, and placement of capital for growth in well-performing banks and routinely speaking with company management and boards regarding regulatory issues and long-term strategies); and worked in the U.S. House of Representatives.
●
Member of the Craig Greenberg for Mayor Transition Team and the boards for the Jewish Heritage Fund and Louisville Orchestra Endowment; former trustee for Spalding University, board member for JTomorrow Louisville, and member of the Leadership Louisville Bingham Fellows class of 2019.

EDUCATION

●
Indiana University, Bloomington, Finance

REASON FOR NOMINATION

Based on Mr. Trager-Kusman’s experience with the Bank and other entities, experience as a Republic and Bank Board Director, his leadership ability, community involvement and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2024 PROXY STATEMENT	25

Mark A. Vogt
COMMITTEES: Audit – Chair Compensation Nominating – Chair Age: 55 Director of Republic since 2016 and Director of the Bank from 2012 to 2016 and since 2020

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of Galen College of Nursing since 2004, Mr. Vogt has lead Galen in becoming one of the largest educators of nurses in the U.S. growing from three to seventeen campuses.
●
Previously the Chief Operating Officer of a private equity investment group specializing in the education sector; Senior Vice President and Chief Financial Officer of Republic (1995-2000), providing leadership in accounting, finance, treasury, and various operational functions and being significantly involved in Republic's initial public offering and the sale and acquisition of several business units; and employed by the public accounting firm of Deloitte (1990-1995) providing accounting and consulting services to a wide array of financial service clients.
●
Certified Public Accountant.

EDUCATION

●
Bellarmine University, Bachelor of Arts, Accounting

REASON FOR NOMINATION

Mr. Vogt meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

Based on Mr. Vogt’s experience as a Republic and Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that Mr. Vogt should continue to serve as a Director.

Steven E. Trager and A. Scott Trager are cousins. A. Scott Trager and Andrew Trager-Kusman are cousins. Steven E. Trager is Andrew Trager-Kusman’s uncle.

26	Republic Bancorp, Inc.

The Board of Directors and its Committees

Directors’ Responsibilities

Each Director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all meetings of the shareholders, the Board, and the Board committees to which they are appointed. The Board of Directors held six (6) regularly-scheduled board meetings and one special board meeting in 2023. Each of the incumbent Directors attended at least 75% of the total number of meetings of the Board of Directors during their respective terms of service in 2023. Also, some selected Company Directors were paid a committee fee for attending certain Bank committee meetings. Directors who are also employees of the Company or the Bank are not paid for attending Board or Board committee meetings.

Company Directors and Director Nominees are expected to attend the Annual Meeting. Eleven (11) of the sixteen (16) 2023 Directors or 2023 Director Nominees attended the 2023 annual meeting of the Republic shareholders.

Leadership structure

Executive Chair of the Board of Directors

Until October 1, 2021, the Chair and CEO positions for the Company and Bank had been combined. Effective October 1, 2021, Logan M. Pichel was appointed as CEO and President of the Bank and also serves as Director for the Company and the Bank. Steven E. Trager remains CEO of the Company and Executive Chair of both the Company and the Bank. This current structure continues to allow the Independent Directors to concentrate on the oversight of the Company without the added burden of addressing what are normally less material day-to-day managerial concerns.

11BLead Independent Director

In November 2020, the Independent Directors appointed Mark A. Vogt as the Lead Independent Director. The Independent Directors meet privately at least twice per year following a regularly scheduled Board meeting, may set additional Independent Director meetings, and have the authority to request to speak with any officer or other employee of the Company or the Bank. They also have direct access to and the sole authority to retain, at the Company’s expense, any outside auditors, accountants, or attorneys at their discretion.

The Board believes that this leadership structure, coupled with strong Independent Director leadership, is the most effective and appropriate leadership model for the Company at this time. The Board believes the combined Chair/CEO structure promotes decisive leadership, ensures clear accountability and enhances our ability to communicate with a single and consistent voice to shareholders, associates, and other stakeholders.

The Board’s Risk Oversight

The Board and Bank Board of Directors are responsible for risk oversight. The Board and Bank Board of Directors review, oversee, and approve management’s short- and long-term strategic objectives, including the Company’s and the Bank’s strategic planning, annual budget, significant lending and expenditures over certain limits, and other risks related to financial performance. The following Board committees and Bank Board of Directors committees also play an important role in assisting the Board and Bank Board of Directors in fulfilling their oversight responsibilities. The Board and Bank Board of Directors receive regular and timely reports of these committees, as appropriate.

Company Committees

Audit Committee. The Audit Committee is responsible for oversight of the internal audit function and regularly reviews risks associated with credit, debt, financial, accounting, compliance, legal, operational, reputational, and other risk matters involving the Company and the Bank.

Compensation Committee. The Board’s Compensation Committee (the “Compensation Committee”) reviews and approves the Company’s goals and objectives relevant to Executive Officers’ compensation, evaluates the Executive Officers’ performance in light of those goals and objectives, and has the sole authority to determine the compensation of the Chair/CEO and other Executive Officers. It considers risks related to succession planning and approves the Company’s succession plan. The Compensation Committee also considers risks related to the attraction and retention of critical associates and risks relating to the Company’s incentive compensation programs and contractual employee

2024 PROXY STATEMENT	27

arrangements. The Compensation Committee reviews compensation and benefit plans affecting associates generally, in addition to those applicable to the NEOs. The Board has delegated management of certain employee benefits plans to the retirement committee comprised of key members of management. The Compensation Committee administers the Company’s Incentive-Based Compensation Recovery Policy (the “Clawback Policy”) and recommends Director compensation to the Board.

Nominating Committee. The Nominating Committee oversees the Board and Bank Board of Directors and related committee composition and Director succession planning.  The Nominating Committee also provides a recommendation of Director independence to the Board of Directors.

Risk Committee. In January 2024, the Nominating Committee recommended, and the Board approved, that the Bank’s Enterprise Risk and Community Reinvestment Act Committee become a Board committee and be renamed the Risk Committee.  The Risk Committee oversees and monitors the Company’s and the Bank’s enterprise risk management practices and compliance management program, including its compliance management system and Community Reinvestment Act, third-party management, insurance, and business continuity programs. In addition, the Risk Committee assists the Board of Directors with monitoring the Company’s management of information technology and information security risks and oversight of the Company’s written information security plan and the reporting of the Company’s material risks from cybersecurity threats.

Bank Committees

Loan Committee. With respect to credit risk, loans are approved by Bank management and its Senior and Executive Loan Committees based on delegation set out in the Bank Board-approved Loan Policy. The Bank Board of Directors approves loans over thresholds set out in the Loan Policy. Interest rate risk management is delegated to the Interest Rate Risk and Asset-Liability Committees with reporting to the Bank Board. Legal lending limits are reviewed by the Audit Committee on a quarterly basis. The Bank Board’s Loan Committee monitors its loan portfolio by reviewing matters such as portfolio growth and production, interest rate averages, and underwriting exceptions. The Bank Board Loan Committee also reviews classified assets and the allowance for credit losses calculation.

Trust Committee. The Bank Board’s Trust Committee oversees operations of the Trust Department to ensure proper exercise of the fiduciary powers of the Bank.

Key Areas of Risk Oversight as Analyzed by the Board’s and Bank Board’s Committees

BOARD OF DIRECTORS’ Committees

Audit	compensation	NOMINATING	RISK
◾ Financial reporting ◾ Independent auditor ◾ Internal audit function ◾ Internal controls	◾ Executive officer compensation ◾ Executive officer succession planning ◾ Clawback Policy	◾ Director nomination and succession planning ◾ Director independence ◾ Board committee composition
◾
Enterprise risk management framework and policies
◾
Compliance management system, third-party management, insurance, and business continuity program
◾
Information technology/security activities, including oversight of material risks from cybersecurity threats and disclosure of any cybersecurity incident deemed material

28	Republic Bancorp, Inc.

BANK BOARD’S COMMITTEES

LOAN	TRUST
◾ Credit risk ◾ Loan portfolio growth and production ◾ Classified assets and loan allowance for credit losses	◾ Trust Department operations

Committees of the Board of Directors

The Board has four (4) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, Compensation Committee, Nominating Committee, and Risk Committee, which, prior to January 2024, had been the Bank Board’s Enterprise Risk and Community Reinvestment Act Committee. In accordance with SEC rules and NASDAQ listing standards, the Board, at the recommendation of the Nominating Committee, determines that each of the Board committee members on the Audit Committee, Compensation Committee, and Nominating Committee meets the definition of “independent director” and satisfies the SEC and NASDAQ listing standards for service on the Board committees on which each serve, including that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. In making these determinations, the Nominating Committee and the Board consider all relevant factors.

Charters for each Company Board committee, as well as the Code of Conduct and Ethics Policy, are available on the Company’s website at www.republicbank.com. The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees as of March 15, 2024:

Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
Timothy S. Huval	Ernest W. Marshall, Jr.*	Heather V. Howell	Jennifer N. Green*
W. Patrick Mulloy, II	George Nichols III	Ernest W. Marshall, Jr.	George Nichols III
Michael T. Rust	Susan Stout Tamme	Susan Stout Tamme	W. Kennett Oyler, III
Mark A. Vogt, CPA*	Mark A. Vogt	Mark A. Vogt*	Logan M. Pichel
Vidya Ravichandran

*      Denotes Committee Chair

2024 PROXY STATEMENT	29

Audit Committee	2023 Meetings: 13

Chair:	Other Members:
Mark A. Vogt, CPA	Timothy S. Huval	W. Patrick Mulloy, II	Michael T. Rust

The Audit Committee held thirteen (13) meetings during 2023. The Board evaluated the credentials of and designated and appointed Mark A. Vogt, CPA, as Chair of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002. The Board adopted a written charter for the Audit Committee, which sets out the following functions and responsibilities of the Audit Committee. The Audit Committee charter is located at www.republicbank.com.

As described in the Audit Committee charter, the Audit Committee, among other things, is directly responsible for the selection, oversight, and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements, and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Company’s director of internal audit; and the review of the consolidated financial statements and other financial information published by the Company. The independent auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all Directors, Executive Officers, and employees of the Company and the Bank. The Company intends to post on its website, www.republicbank.com, any amendments to, or waivers from, its Code of Conduct and Ethics Policy for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compensation Committee	2023 Meetings: 3

Chair:	Other Members:
Ernest W. Marshall, Jr.	George Nichols III	Susan Stout Tamme	Mark A. Vogt

The Compensation Committee held three (3) meetings during 2023. The Board adopted a written charter for the Compensation Committee, which sets out the following functions and responsibilities of the Compensation Committee. The Compensation Committee charter is located at www.republicbank.com.

At least annually, the Compensation Committee reviews and approves the compensation of the Executive Officers, including annual base salaries, short- and long-term (including cash-based and equity-based) incentive awards and opportunities, and perquisites or other personal benefits; corporate goals and objectives relevant to the Chair/CEO and Executive Officers’ compensation; evaluates the Chair/CEO and Executive Officers’ performance in light of those goals and objectives; and determines and approves the Chair/CEO and Executive Officers’ overall compensation levels based on this evaluation. Periodically, the Compensation Committee reviews and approves the succession plan for the Chair/CEO and the CEO/Bank; Executive Officer employment and severance arrangements; and Executive Officer change-in-control severance agreements and change-in-control provisions that affect any elements of Executive Officers’ compensation, benefits, and perquisites, and any special or supplemental compensation and benefits. The Compensation Committee also reviews and makes recommendations to the Board with respect to Director compensation.

30	Republic Bancorp, Inc.

The Compensation Committee performs the following compliance and governance functions:  reviews all relevant disclosures required for this proxy statement; considers advisory votes on NEO compensation and the frequency of such votes; oversees the Company’s incentive compensation arrangements for all employees; determines, along with the Board, stock ownership guidelines for certain Executive Officers; and administers the Clawback Policy ensuring that the Clawback Policy complies with all applicable rules and regulations, consulting with the Audit Committee of the Board or the Company’s Chief Financial Officer, as applicable, in order to properly administer the Clawback Policy.

Nominating Committee	2023 Meetings: 1

Chair:	Other Members:
Mark A. Vogt	Heather V. Howell	Ernest W. Marshall, Jr.	Susan Stout Tamme

The Nominating Committee held one (1) meeting in 2023. The Board adopted a written charter for the Nominating Committee, which sets out the following functions and responsibilities of the Nominating Committee. The Nominating Committee charter is located at www.republicbank.com.

The Nominating Committee identifies, reviews, and selects potential director nominees for election to the Board, which reflect, at a minimum, all applicable laws, rules, regulations, and NASDAQ listing standards.  The Nominating Committee considers candidates who have a strong record of community leadership in the Company’s and the Bank’s markets. Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, and display leadership qualities including the ability to analyze and interpret bank financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships. Board diversity is also considered, although the Company does not have a formal diversity policy. Recommendations of the Trager Family Members as well as prior service and performance as a Director will also be strongly considered.

The Company does not pay a third party to assist in identifying and evaluating Director Nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee.

The Nominating Committee annually reviews and makes recommendations to the Board regarding the composition, size, and structure of the Board’s committees, including the creation of additional committees or elimination of existing committees and annually recommends to the Board the members (including specified committee chairs) of each of the Board’s committees. The Nominating Committee also recommends to the Board Director independence and Director Nominees to fill vacancies and newly created directorships on the Board, as necessary.

Risk Committee	2023 Meetings: 6

Chair:	Other Members:
Jennifer N. Green	George Nichols III	W. Kennett Oyler, III	Logan M. Pichel	Vidya Ravichandran

The Risk Committee, formerly the Bank Board’s Enterprise Risk and Community Reinvestment Act Committee prior to January 24, 2024, had six (6) meetings during 2023.  The Board adopted a written charter for the Risk Committee, which sets out the following functions and responsibilities of the Risk Committee. The Risk Committee charter is located at www.republicbank.com.

2024 PROXY STATEMENT	31

The Risk Committee oversees the Company’s and Bank’s enterprise risks including, but not limited to, reviewing senior management’s establishment and operation of the Company’s and Bank’s enterprise risk framework; the effectiveness of policies, procedures, processes, and systems for identifying, measuring, monitoring, mitigating, and controlling enterprise risks; the adequacy of insurance coverages; risks related to information security and cybersecurity as well as the steps taken by management to assess and mitigate such risks; the Company’s and Bank’s management of information technology and information security risks, including compliance with all applicable laws and regulations with respect to technology risk; the reporting of the Company’s material risks from cybersecurity threats, management’s process to monitor, detect, mitigate, and remediate cybersecurity incidents, and the Company’s disclosure of any cybersecurity incident deemed material as required by the SEC or any other governmental authority, as applicable; the effectiveness of management in communicating, training, and administering the Company’s risk culture across the Company; corrective actions taken by the Company’s senior management related to deficiencies identified in the Company’s risk monitoring infrastructure; and risks related to Company activities, legal and compliance, human resources, and operations, other emerging risks and management’s policies and controls of such risks.

The Risk Committee oversees the Company’s and Bank’s compliance with laws and regulations including reviewing with the Chief Risk Officer of the Bank, other members of senior management, the independent auditor, and legal counsel, as appropriate, significant regulatory and other published reports regarding the Company or the Bank and any threatened or pending material regulatory or legal actions against the Company or the Bank; compliance and community reinvestment activity of the Bank; compliance with any and all orders or agreements entered into between the Board, the Bank, or the Bank Board of Directors, and any of the Bank’s regulatory supervision agencies; and the activities of the Bank’s Compliance Department, including management of the Compliance Management System.

32	Republic Bancorp, Inc.

DIRECTOR COMPENSATION

For 2023, non-employee Directors of the Company and the Bank received an annual stock retainer of approximately $25,000 (based on whole share value), cash fees of $4,000 for each Board meeting attended (unless the Director attends four (4) or fewer Board meetings in person, in which case the Director would receive $2,000 for each meeting virtually attended thereafter), and cash fees of $1,000 for each Board committee meeting attended, whether attended virtually or in person. On occasion, brief, typically single-issue meetings are held for which there is no compensation. The Board committee chairs received an annual committee chair retainer cash fee of $10,000 for each committee chaired.

At its May 17, 2023 meeting, the Board approved that the 2023 annual stock retainers for the Directors and Committee Chairs would be determined by using the Company’s closing stock price on that day, which resulted in each Director being awarded 613 shares of Class A Common Stock.

Non-employee Directors have the option of allocating their stock awards and fees into the Non-Employee Director and Key Employee Deferred Compensation Plan. Amounts deferred in the Non-Employee Director and Key Employee Deferred Compensation Plan are invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts were converted into stock equivalents on a quarterly basis during 2023. The Company does not make matching contributions for amounts deferred by the Directors. Compensation paid or deferred to Directors of Republic during 2023 for services as a Director of Republic, including amounts paid in 2023 for 2023 committee chair retainers, were as follows:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned	Stock		Non-Equity	Deferred	All Other
	or Paid in	Awards	Option	Incentive Plan	Compensation	Compensation
	Cash (2)	(2, 3)	Awards	Compensation	Earnings	(4)	Total
Name (1)	($)	($)	($)	($)	($)	($)	($)

David P. Feaster	30,000	24,998	—	—	—	70,144	125,142
Jennifer N. Green	34,000	24,998	—	—	—	—	58,998
Heather V. Howell	25,000	24,998	—	—	—	—	49,998
Timothy S. Huval	36,000	24,998	—	—	—	—	60,998
Ernest W. Marshall, Jr.	38,000	24,998	—	—	—	—	62,998
W. Patrick Mulloy, II	40,000	24,998	—	—	—	—	64,998
George Nichols III	41,000	24,998	—	—	—	—	65,998
W. Kennett Oyler, III	30,000	24,998	—	—	—	—	54,998
Vidya Ravichandran	11,000	24,998	—	—	—	—	35,998
Michael T. Rust	37,000	24,998	—	—	—	—	61,998
Susan Stout Tamme	44,000	24,998	—	—	—	—	68,998
Mark A. Vogt	56,000	24,998	—	—	—	—	80,998
(1)	Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, who served as Directors in 2023, are not included in this table as they are Executive Officers and received no additional compensation for their services as Directors. The compensation received by Steven E. Trager and Logan M. Pichel is included in the "Summary Compensation Table."

2024 PROXY STATEMENT	33

(2)	Of these stock awards and fees, the Directors deferred the entire amount earned, except for (1) Jennifer N. Green who was paid $34,000 in cash with the balance being deferred, (2) Timothy S. Huval who was paid $36,000 in cash with the balance being deferred, (3) Ernest W. Marshall, Jr. who was paid $3,700 in cash with the balance being deferred, and (4) W. Kennett Oyler, III who was paid $30,000 in cash with the balance being deferred.
(3)	Reflects 613 shares of Class A Common Stock awarded in 2023. Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 10-K”).
(4)	Amount reflects monthly $5,000 payments, along with expenses and monthly dues to a Florida country club for consulting services.

34	Republic Bancorp, Inc.

EXECUTIVE OFFICERS

Set forth below is information about the Executive Officers, other than Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, each of whom is also a Director Nominee and discussed above.

Christy A. Ames	Age: 51
Position with the Company and the Bank: Secretary of the Company and the Bank; EVP, General Counsel

Christy A. Ames has served as the Secretary for the Company and the Bank and the Bank’s General Counsel since joining the Company in January 2018.

Pedro Bryant	Age: 62
Position with the Bank: EVP, Senior Business Development Executive

Pedro Bryant began serving as Senior Business Development Executive in January 2023. Mr. Bryant joined the Bank in July 2020 serving as Managing Director of Community Lending. Prior to joining the Bank, Mr. Bryant served from 2002 to 2020 as President and CEO of Metro Bank, a Louisville-based community development bank.

Steven E. DeWeese	Age: 55
Position with the Bank: EVP, Managing Director of Commercial and Private Banking

Steven E. DeWeese has served as the Bank’s Managing Director of Commercial and Private Banking since 2019. Mr. DeWeese joined the Bank in 1990 serving in various business development and retail banking positions.

Juan M. Montano	Age: 54
Position with the Bank: EVP, Chief Mortgage Banking Officer

Juan M. Montano has served as the Bank’s Chief Mortgage Banking Officer since 2018. Mr. Montano joined the Bank in 2009 serving in various mortgage and finance positions.

William R. Nelson	Age: 60
Position with the Bank: President of RPG

William R. Nelson has served as President of RPG since joining the Bank in 2007.

Anthony T. Powell	Age: 56
Position with the Bank: EVP, Chief Credit Officer

Anthony T. Powell has served as the Bank’s Chief Lending Officer since 2017. Mr. Powell joined the Bank in 1999 serving in various lending, credit, and retail banking positions.

John T. Rippy	Age: 63
Position with the Bank: Assistant Secretary of the Company and the Bank; EVP, Chief Risk Officer

John T. Rippy has served as Chief Risk Officer of the Bank since 2018. Mr. Rippy joined the Bank in 2005 serving previously as the Risk Management Officer and Chief Legal and Compliance Officer.

2024 PROXY STATEMENT	35

Kevin D. Sipes	Age: 52
Position with the Bank: EVP, CFO, and Chief Accounting Officer of the Company and Bank

Kevin D. Sipes has served as Treasurer of the Company and Bank since 2002 and CFO of the Company and Bank since 2000. Mr. Sipes joined the Bank in 1995 serving in various accounting and finance positions.

JeffREY A. Starke	Age: 46
Position with the Bank: EVP, Chief Information and Operating Officer

Jeffrey A. Starke has served as the Bank’s Chief Information Officer since joining the Bank in 2021. Previously, Mr. Starke held various technical and operational roles in the financial services industry for over 20 years.

Margaret S. Wendler	Age: 69
Position with the Bank: EVP, Chief Human Resources Officer

Margaret S. Wendler has served as the Bank’s Chief Human Resources Officer since 2019. Ms. Wendler joined the Bank in 1996 serving in training positions and human resource positions since 2005.

36	Republic Bancorp, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of four (4) Independent Directors, is responsible for approving the compensation of the NEOs and NEO compensation policies. The Compensation Committee’s determinations are routinely subsequently approved by the Board and the Bank Board of Directors without change. The Company does not separately compensate the NEOs, all of whom are Executive Officers of the Bank and are compensated directly by the Bank for their services.

Following is a list of the Company’s 2023 NEOs along with other pertinent information as of December 31, 2023:

Named Executive Officer Age
	Steven E. Trager (Chair/CEO) 63	Logan M. Pichel (CEO/Bank) 59	Kevin D. Sipes (CFO) 52	William R. Nelson (President of RPG (“Pres/RPG”)) 60	Jeffrey A. Starke (Chief Information and Operating Officer (“CIOO”)) 46
Company Office	Executive Chair and Chief Executive Officer	Not Applicable	Chief Financial Officer	Not Applicable	Not Applicable
Bank Office	Executive Chair	President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	President of RPG	Executive Vice President and Chief Information and Operating Officer
Immediate Supervising Executive	Not Applicable	Chair/CEO	CEO/Bank	Chair/CEO	CEO/Bank
Area of Management	Company and Bank	Bank	Company and Bank	RPG	Bank
Proposer of 2023 Compensation Package	Chair/CEO	Chair/CEO	Chair/CEO and CEO/Bank	Chair/CEO	Chair/CEO and CEO/Bank

2024 PROXY STATEMENT	37

Objectives of the Company’s Compensation Program.

The philosophy of the Company’s Compensation Program is to establish and maintain suitable financial compensation and rewards for job performance that principally focus on the degree to which the Company’s profit objectives, as outlined in the Company’s budget, have been met or substantially met. The Company’s Compensation Program also seeks to properly incentivize certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations. We believe that the objectives of the Company’s Compensation Program are reflected in what we do and do not do in terms of pay policies and practices.

What we do	what we do not do

● Desi ● ●	● ●
●
Design compensation mix to link pay to job, business unit, and Company performance
●
Assign goals to certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations
●
Maintain stock ownership requirements for the NEOs and Directors
●
Dedicate significant time each year to robust executive succession planning and leadership development
●
Maintain a clawback policy

●
Offer employment agreements to the NEOs
●
Provide gross-up payments to cover excess parachute payment excise taxes for the NEOs
●
Allow margin, derivative, or speculative transactions with Company stock, such as hedges, pledges and margin accounts, by the NEOs and Directors

Say-on-Pay Result from 2023 Annual Meeting of Shareholders.

2023 Say-On-Pay Results

The Company most recently held an advisory say-on-pay vote at its April 20, 2023 annual meeting of shareholders. Shareholders approved the compensation of the NEOs, with over 99% of shareholder votes cast (including abstentions) voting in favor of the say-on-pay proposal. The Compensation Committee and the Board viewed these results as evidence that shareholders continue to support the Company’s NEO compensation policies and practices.

99%

38	Republic Bancorp, Inc.

Compensation Elements.

The Company’s Compensation Program has four (4) principal elements: Base Salary Compensation Program, Bonus Incentive Compensation Program, Stock Incentive Program, and Non-Employee Director and Key Employee Deferred Compensation Plan. The Base Salary Compensation Program and the Company’s Bonus Incentive Compensation Program are annual programs. Stock incentives under the Stock Incentive Program may be awarded at any time during the year to some or all NEOs, subject to the recommendation of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee and the Board of Directors. For a description of the Non-Employee Director and Key Employee Deferred Compensation Plan, see the accompanying description in the “Nonqualified Deferred Compensation” table herein.

Chair/CEO PAY MIX	AVG. NEO PAY MIX (excluding Chair/CEO)

The NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, with additional selected customary business-related perquisites such as, by way of example, car allowances and country club memberships.

2024 PROXY STATEMENT	39

2023 Compensation Component Summary

	Additional Explanation	Pay Mix
Base Salary Compensation Program	The primary purpose of base salary is to recognize and reward overall responsibilities, performance, experience, and established skills.	Chair/CEO – 61% of 2023 pay mix NEOs* – 50% of 2023 pay mix
Bonus Incentive Compensation Program

An annual cash bonus program that rewards the NEOs for the achievement of short-term financial and operational goals that drive Gross Operating Profit (“GOP”) and shareholder value, as well as individual performance.

Chair/CEO – 33% of 2023 pay mix NEOs* – 19% of 2023 pay mix
Stock Incentive Program

Granted from time to time to provide the NEOs with incentives to maximize the Company’s GOP, as well as to provide retention incentives.

May be awarded any time during the year subject to the recommendation of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee.

NEOs* - 26% of 2023 pay mix
Non-Employee Director and Key Employee Deferred Compensation Plan	Matching contributions are made for the NEOs designed to provide retention incentives and to balance the NEOs’ interests with those of the Company’s shareholders.	NEOs* – 3% of 2023 pay mix
Other

Company-wide employee benefit plans. Typically included as part of the base compensation, additional selected customary business-related perquisites would include car allowances and country club memberships.

Chair/CEO – 6% of 2023 pay mix NEOs* – 2% of 2023 pay mix *Excluding Chair/CEO

Purpose of the Company’s Compensation Elements

Base Salary Compensation Program.

The primary purpose of the Base Salary Compensation Program component of the Company’s Compensation Program is to recognize and reward overall responsibilities, performance, experience, and established skills. Changes in base salary result primarily from comparison against peers, individual and Company performance, internal equity considerations, value to the organization, promotions, and the NEO’s specific responsibilities compared to market.

Bonus Incentive Compensation Program.

At the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee, with approval from the Board, sets the Bonus Incentive Compensation Program goals, in terms of both incentives to be paid and GOP profit goals, at the beginning of the Company’s fiscal year (except for the Pres/RPG whose goals are set later in the fiscal year based on the RPG fiscal year). The Bonus Incentive Compensation Program goals provide the NEOs with incentives to improve both short-term and long-term Company performance.

Stock Incentive Program.

Stock Incentive Program compensation awards are also granted occasionally to provide the NEOs with incentives to maximize the Company’s GOP and provide retention incentives.

Non-Employee Director and Key Employee Deferred Compensation Plan.

Matching contributions are made for the NEOs under the Non-Employee Director and Key Employee Deferred Compensation Plan to provide retention incentives.

40	Republic Bancorp, Inc.

Establishment of Compensation Levels

The Company’s compensation elements are generally competitive with similar employment opportunities or positions in similarly sized companies. The Chair/CEO has traditionally made specific executive compensation recommendations to the Compensation Committee on all NEO compensation elements, including his own.

Effective October 1, 2021, the Bank appointed the CEO/Bank, its then President, to be the Chief Executive Officer and President of the Bank. Subsequently, the Chair/CEO and CEO/Bank have jointly made compensation recommendations to the Compensation Committee regarding the compensation of the NEOs, except that the Chair/CEO singularly continues to provide recommendations regarding his own (the Chair/CEO’s) and the CEO/Bank’s compensation to the Compensation Committee. However, the Chair/CEO may not be present during the Compensation Committee’s voting or deliberations on the Chair/CEO’s own compensation.

PEER DATA

The Compensation Committee historically has not relied on benchmarking to determine its compensation elements; rather, the Compensation Committee has given strong consideration to and has not historically deviated from the recommendations of the Chair/CEO and the CEO/Bank. The Compensation Committee annually reviews various peer data to determine if compensation levels are within reasonable ranges as compared to those peer levels. For its 2023 compensation determinations, the Compensation Committee considered compensation data from the following peers, which consist of publicly traded bank holding companies and/or banks with a relatively similar market capitalization, business units, and asset size:

◾	Metropolitan Commercial Bank,
◾	Green Dot Corporation,
◾	Meta Financial Group, Inc. (MetaBank) now known as Pathward Financial,
◾	Lakeland Financial Corp.,
◾	Community Trust Bancorp, Inc.,
◾	1st Source Corporation,
◾	Park National Corporation,
◾	FB Financial Corporation,
◾	Stock Yards Bancorp, Inc.,
◾	Premier Financial Corp.,
◾	German American Bancorp, Inc.,
◾	First Savings Financial Group, Inc., and
◾	City Holding Company.

Metropolitan Commercial Bank, Green Dot Corporation, and Meta Financial Group, Inc., (MetaBank) now known as Pathward Financial are included in the peer group particularly for their similar lines of business to RPG. After review of this peer data, the Compensation Committee made no additional compensation adjustments from the Chair/CEO’s and CEO/Bank’s recommendations.

THIRD-PARTY CONSULTANT

The Compensation Committee generally does not, and in 2023 did not, directly engage a third-party executive compensation consultant. If the Chair/CEO’s and CEO/Bank’s compensation recommendations are reasonable in the collective subjective judgment of the Compensation Committee, the Compensation Committee and ultimately the Board of Directors normally and historically accept and approve these recommendations without modification.

PRIMARY METRIC IN NEO COMPENSATION DETERMINATION

GOP for the total Company is the primary metric in determining most NEO compensation. (GOP is defined as “net income before income tax expense” in accordance with U.S. generally accepted accounting principles (“GAAP”)).

2024 PROXY STATEMENT	41

However, even if certain performance-based metrics, where applicable, are not satisfied, compensation may still be increased or awarded to the NEOs based on other factors.

With respect to the Base Salary Compensation Program, if the Company’s financial performance is deemed acceptable in the view of the Chair/CEO and the CEO/Bank, regardless of whether or not the Company’s GOP goals are met, annual increases to base salary are typically, but not always, recommended in response to generally recognized cost of living factors and as a reward for acceptable performance. While the Compensation Committee considers cost of living adjustments when evaluating base salary, such adjustments are not automatic, but are also dependent on satisfactory earnings and other performance factors. Neither the Compensation Committee nor the Board applies any formula or measurement in making these determinations.

For the Bonus Incentive Compensation Program, GOP has historically been, and continues to be, the primary factor upon which awards are determined. The Compensation Committee, Chair/CEO, and CEO/Bank are each authorized to recommend adjustments in the terms and conditions of, and the criteria included in the achievement of, the Bonus Incentive Compensation Program. The Chair/CEO and the CEO/Bank make recommendations to the Compensation Committee in recognition of unusual, extraordinary, or nonrecurring events. These events affecting the performance of the NEOs, the Company, or the financial statements of the Company could include, but are not limited to:

◾	acquisitions and dispositions of businesses and/or assets;
◾	a health or environmental crisis;
◾	changes in applicable laws, regulations, accounting principles, tax rates, or business conditions;
◾	unpredicted changes in economic and business conditions, including the interest rate environment;
◾	personal performance of the NEO; and
◾	any other circumstances deemed relevant.

The Company’s Base Salary Compensation Program

2023 NEO Base Salaries.

Upon the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2023 along with their respective percentage increases over the prior year as shown in the table below.  These annualized base salary increases for 2023 were effective January 2023 for the Chair/CEO, CEO/Bank, CFO, and CIOO and October 2022 for the Pres/RPG.

		Approximate %
Named Executive Officer	2023 Salary (1)	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$451,000	2.0%
Logan M. Pichel (CEO/Bank)	$663,000	2.0%
Kevin D. Sipes (CFO)	$372,051	2.0%
William R. Nelson (Pres/RPG)	$400,000	1.5%
Jeffrey A. Starke (CIOO)	$383,250	2.0%
(1)	Amounts shown represent annualized base salaries for the 2023 calendar year with changes over the previous calendar year’s base salaries, except for the Pres/RPG, which represents his annualized base salary for the RPG 2022-2023 fiscal year and its change over his previous annualized base salary for the RPG 2021-2022 fiscal year.

2024 NEO Base Salaries.

Upon the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2024, based on 2023 performance and other competitive factors, along with their respective percentage increases over the prior year as shown in the table below. All annualized base salary increases were effective January 2024, except for the Pres/RPG whose increase was effective October 2023. The base salary of the

42	Republic Bancorp, Inc.

Pres/RPG will be evaluated in the third quarter of 2024, based primarily on the performance of the RPG business operations from October 2023 to September 2024.

		Approximate %
Named Executive Officer	2024 Salary (1)	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$460,000	2.0%
Logan M. Pichel (CEO/Bank)	$676,260	2.0%
Kevin D. Sipes (CFO)	$380,000	2.1%
William R. Nelson (Pres/RPG)	$405,000	1.3%
Jeffrey A. Starke (CIOO)	$391,000	2.0%
(1)	Amounts shown represent annualized base salaries for the 2024 calendar year with changes over the previous calendar year’s base salaries, except for the Pres/RPG, which represents his annualized base salary for the RPG 2023-2024 fiscal year and its change over his previous annualized base salary for the RPG 2022-2023 fiscal year.

The Company’s Bonus Incentive Compensation Program

BONUS INCENTIVE COMPENSATION PROGRAM GENERALLY

The Bonus Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed the Company’s financial goals, and to a lesser extent, other goals that target performance in areas required to run a successful banking operation.

Company stock performance is not a component of evaluation for the purpose of the NEOs’ Bonus Incentive Compensation Program, nor has it typically been a factor considered in determining the amount of equity-based incentives to grant each NEO. Republic’s stock is thinly traded with a low average daily stock trading volume that can lead to significant price swings when even a relatively small number of shares are being traded. Therefore, Republic share prices might not accurately reflect Republic management’s efforts and work.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage the NEOs to manage the Company on a quarter-to-quarter time horizon or even over a one-year period. Investment in capital improvements, product development, and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential. All of these factors are considered by the Compensation Committee in its subjective annual evaluation process and deliberations.

STRUCTURE OF PROGRAM

The amount of incentive compensation or bonus awarded to the NEOs is determined by the Compensation Committee and the Board of Directors. The “Entry Level” and “Maximum Level” budget goals are designed to be a challenge to meet, particularly for the “Maximum Level” performance tier, but the budget goals and the tiers associated with those goals are not set to be impractical or impossible to achieve. The Company’s budgeted goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

The Compensation Committee also evaluates the Company’s Bonus Incentive Compensation Program for compliance with applicable regulatory guidance regarding incentive compensation and responsible sales practices.

PRIMARY METRIC

GOP for the total Company remains the central and most important metric in evaluating and determining most NEO compensation for the Bonus Incentive Compensation Program.

2024 PROXY STATEMENT	43

For 2023, the Compensation Committee considered the GOP of the total Company (“Total Company GOP”) for the Bonus Incentive Compensation Program award of the Chair/CEO, CEO/Bank, CFO, and CIOO. For October 2023 – September 2024, the Compensation Committee primarily evaluated the GOP of RPG (“RPG GOP”) for the Bonus Incentive Compensation award of the Pres/RPG.

The Company’s Bonus Incentive Compensation Program is flexible in design and considers factors beyond the control of any NEO in determining the amount of compensation to be paid to a particular NEO in any given year. If the applicable GOP or non-GOP-related goals are not fully achieved, then, as previously disclosed, a percentage of a potential incentive payout may be awarded based on intervening factors, such as, but not limited to, economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability. A percentage of the total bonus potential may be awarded to the NEOs even if certain GOP goals stated in the NEOs’ Bonus Incentive Compensation Program agreements are not fully achieved. According to the bonus agreement with each NEO, the Bonus Incentive Compensation Program potential is subject to amendment, including either upward or downward, at the discretion of the Chair/CEO and CEO/Bank, subject to the approval of the Compensation Committee and ultimately the Board of Directors.

2023 Bonus Incentive Compensation Program Award for THE neos

For 2023, the Bonus Incentive Compensation Program awards for the NEOs and related factors are outlined in the table below:

					Maximum	Percent of
Named		Additional	Entry	Maximum	Incentive	Payout	Incentive
Executive	Performance	Level	Level	Level	Payout	Potential	Payout
Officer	Criteria	Goal	Goal	Goal	Potential	Awarded	Award

Steven E. Trager (Chair/CEO)	Total Company GOP	Achieved	Not Achieved	Not Achieved	$400,000	60%	$240,000
Logan M. Pichel (CEO/Bank)	Total Company GOP	Achieved	Not Achieved	Not Achieved	$500,000	60%	$300,000
Kevin D. Sipes (CFO)	Total Company GOP	Achieved	Not Achieved	Not Achieved	$175,000	60%	$105,000
William R. Nelson (Pres/RPG)	RPG GOP	N/A	Not Achieved	Not Achieved	$375,000	48%	$180,000
Jeffrey A. Starke (CIOO)	Total Company GOP	Achieved	Not Achieved	Not Achieved	$175,000	60%	$105,000

2023 Bonus Incentive Compensation Program Award for CHAIR/CEO, CEO/BANK, CFO, AND CIOO

The Bonus Incentive Compensation Program potentials for the Chair/CEO, CEO/Bank, CFO, and CIOO are tied to the Total Company GOP. At its January 2023 meeting, under the 2023 Bonus Incentive Compensation Program, the Compensation Committee and ultimately the Board of Directors, at the recommendation of the Chair/CEO and CEO/Bank, approved the following GOP goals:

◾	to achieve 70% of the bonus compensation potential (the “Entry Level” objective), the Total Company GOP goal was set at $135,000,000;
◾	to achieve 85% of the bonus compensation potential (the “Mid-Level” objective), the Total Company GOP goal was set at $140,000,000; and

44	Republic Bancorp, Inc.

◾	to achieve 100% of the bonus compensation potential (the “Maximum Level” objective), the Total Company GOP goal was set at $150,000,000.

Bonus Incentive	Percentage of Bonus	Total
Compensation Program	Incentive Compensation	Company
Level Objective	Program Potential	GOP Goal
Entry Level	70%	$135,000,000
Mid-Level	85%	$140,000,000
Maximum Level	100%	$150,000,000

Due to unexpected market conditions in the first half of 2023 such as rapidly increasing interest rates and cost of deposits that adversely impacted net interest margin, the Board of Directors at its July 19, 2023 meeting, upon the recommendation of the Chair/CEO, CEO/Bank, and CFO, revised the Company budget for purposes of Total Company GOP from $135,000,000 to $105,000,000.  As a result of this change in the Company’s budget, all employees whose bonuses were tied to the Total Company GOP received an additional bonus payout level of 60% if the Company achieved $105,000,000 in Total Company GOP (“Additional Level”). At the recommendation of the Chair/CEO and CEO/Bank, and with the approval of the Compensation Committee and the Board, the Chair/CEO, CEO/Bank, CFO, and CIOO, whose bonuses also are tied to the Total Company GOP, received the same Additional Level of bonus payout as the other employees as follows:

Bonus Incentive	Percentage of Bonus	Total
Compensation Program	Incentive Compensation	Company
Level Objective	Program Potential	GOP Goal
Additional Level	60%	$105,000,000
Entry Level	70%	$135,000,000
Mid-Level	85%	$140,000,000
Maximum Level	100%	$150,000,000

The Additional Level, Entry Level, Mid-Level, and Maximum Level bonus potential for the Chair/CEO, CEO/Bank, CFO, and CIOO tied to Total Company GOP is as follows:

Named Executive Officer	Additional Level (60%)	Entry Level (70%)	Mid-Level (85%)	Maximum Level (100%)
Chair/CEO	$240,000	$280,000	$340,000	$400,000
CEO/Bank	$300,000	$350,000	$425,000	$500,000
CFO	$105,000	$122,500	$147,500	$175,000
CIOO	$105,000	$122,500	$147,500	$175,000

For the 2023 fiscal year, the Total Company GOP achieved was $113,212,873. This resulted in the NEOs with bonuses tied to Total Company GOP, including the Chair/CEO, CEO/Bank, CFO, and CIOO, meeting the Additional Level objective and receiving 60% of their Bonus Incentive Compensation Program potential. The certain NEOs received the following payouts under the 2023 Bonus Incentive Compensation Program: Chair/CEO ($240,000), CEO/Bank ($300,000), CFO ($105,000), and CIOO ($105,000).

Bonus Incentive
Compensation Program
Award (Additional Level
Named Executive Officer	Objective of 60%)
Chair/CEO	$240,000
CEO/Bank	$300,000
CFO	$105,000
CIOO	$105,000

2024 PROXY STATEMENT	45

2023 Bonus Incentive Compensation Program Award for PRES/RPG

Unlike other NEOs, whose goals were based on the Company’s fiscal year of January 1 through December 31, 2023, the Pres/RPG had goals based on RPG’s measurement period from October 1, 2022 through September 30, 2023, primarily due to the seasonal nature of RPG’s Tax Refund Solutions line of business (the “2022-2023 Measurement Period”).

The Bonus Incentive Compensation Program potential for the Pres/RPG is tied to the RPG GOP. For the 2022-2023 Measurement Period, at its October 13, 2022 meeting, the Compensation Committee and ultimately the Board of Directors, at the recommendation of the Chair/CEO and CEO/Bank, set the RPG GOP objectives at the following:

◾	“Entry Level” objective for RPG GOP was set at $55,000,000 (60% of the “Maximum Level”);
◾	“Mid-Level” objective for RPG GOP was set at $60,000,000 (80% of the “Maximum Level”); and
◾	“Maximum Level” objective for RPG GOP was set at $65,000,000 (100% of the “Maximum Level”).

	Bonus Incentive		RPG GOP
Bonus Incentive Compensation	Compensation	Percentage of	for 2022-2023
Program Level Objectives	Program Potential	Maximum Level	Measurement Period
Entry Level	$225,000	60%	$55,000,000
Mid-Level	$300,000	80%	$60,000,000
Maximum Level	$375,000	100%	$65,000,000

For the 2022-2023 Measurement Period, the RPG GOP achieved, as measured under the Bonus Incentive Compensation Plan, was $47,892,655 and for this reason, the Entry Level objective for the Pres/RPG was not met. This was primarily due to one RPG division substantially falling short of its budgeted GOP goals. Despite missing the RPG GOP budget, the associates with bonuses tied to RPG GOP received a 48% of Maximum Level award due to RPG’s general overall performance.  At its October 10, 2023 meeting, upon the recommendation of the Chair/CEO, the Compensation Committee, and subsequently the Board, approved the same 48% of the Maximum Level bonus payout of $180,000 for the Pres/RPG.

The Company’s Stock Incentive Plan and Non-Employee Director and Key Employee Deferred Compensation Plan

The Company’s primary form of equity-based incentive compensation historically has been stock options and restricted stock awards. The Company historically used this type of compensation due to previously favorable accounting and tax treatment. Stock option and restricted stock awards also are granted by most of the Company’s competitors, and the Compensation Committee believes stock option and restricted stock awards are an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the FASB ASC Topic 718, the Compensation Committee believes that stock option awards, as well as restricted stock awards, and performance stock units (“PSUs”) serve as favorable retention tools and enhance the Company’s ability to maintain the employment of its high performing executives.

In the view of the Chair/CEO and the Compensation Committee, the significant stock holdings of the Chair/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value. Therefore, stock awards have not been traditionally awarded to the Chair/CEO.

Any equity incentives for the NEOs are typically recommended to the Compensation Committee by the Chair/CEO and CEO/Bank. (See “Establishment of Compensation Levels” above for a discussion of the factors that may be considered in determining the level of annual equity incentives granted to the NEOs.) In choosing the date for the grant of equity incentives, the Compensation Committee gives no consideration to market events, as any relationship between the equity incentive date and the price of the Company’s stock on that date is strictly coincidental.

46	Republic Bancorp, Inc.

2023 AND 2024 AWARDS UNDER THE COMPANY’S 2015 STOCK INCENTIVE PLAN

The Company’s 2015 Stock Incentive Plan provides for stock option grants and various types of stock awards, including nonqualified stock options (“NQSOs”), shares of restricted stock, and PSUs as part of its long-term incentive program (“LTIP”).

2023 LTIP Awards

On January 17, 2023, the Compensation Committee awarded shares of restricted stock, PSUs, and NQSOs (collectively, “Equity Awards”) to certain NEOs, including the CEO/Bank, CFO, Pres/RPG, and CIOO.

The CEO/Bank was granted the following:

●	4,757 shares of restricted stock, vesting December 31, 2025;
●	4,757 PSUs; and
●	21,505 NQSOs, that vest and become exercisable between December 31, 2025 and December 31, 2026.

The CFO and Pres/RPG were each granted the following:

●	1,189 PSUs; and
●	5,376 NQSOs that vest and become exercisable between December 31, 2025 and December 31, 2026.

The CIOO was granted the following:

●	1,486 PSUs; and
●	6,720 NQSOs that vest and become exercisable between December 31, 2025 and December 31, 2026

The awarded PSUs were scheduled to vest and be settled in early 2024 by issuance of shares of restricted stock (shares generally subject to forfeiture if employment ended before December 31, 2025) based on the Company’s achievement of a return on average assets (“ROAA”) percentage of greater than or equal to 1.58% and an efficiency ratio of less than or equal to 52.30%. In addition, in order to receive a payout based on either the ROAA percentages or efficiency ratios, the Company would have needed to maintain its ranking for that particular category among a group of selected peers predicated on a 2022 baseline. All shares of stock issued under the PSUs or as shares of restricted stock would have been required to have been held by the NEO for a period of two (2) years after the vesting date. However, no PSUs vested based on 2023 performance due to related ROAA and efficiency ratio percentage goals not being met.

2024 LTIP Awards

On January 16, 2024, the Compensation Committee awarded Equity Awards to certain NEOs, including the CEO/Bank, CFO, Pres/RPG, and CIOO.

The CEO/Bank was granted the following:

●	5,733 shares of restricted stock, vesting January 1, 2027;

●	3,830 PSUs; and

●	17,937 NQSOs, that vest and become exercisable between January 1, 2027 and January 1, 2030.

The CFO and Pres/RPG were granted the following:

●	476 shares of restricted stock, vesting January 1, 2027;

●	957 PSUs; and

●	4,484 NQSOs, that vest and become exercisable between January 1, 2027 and January 1, 2030.

2024 PROXY STATEMENT	47

The CIOO was granted the following:

●	594 shares of restricted stock, vesting January 1, 2027;

●	1,196 PSUs; and

●	5,605 NQSOs, that vest and become exercisable between January 1, 2027 and January 1, 2030.

The awarded PSUs are scheduled to vest and be settled in early 2025 by the issuance of shares of restricted stock (shares generally subject to forfeiture if employment ends before January 1, 2027) based on the Company’s achievement of certain ROAA percentages and efficiency ratios as of January 1, 2025. In addition, in order to receive a payout for either the ROAA percentages or efficiency ratios, the Company must improve its quartile ranking with its baseline as of September 30, 2024 for that particular category among a group of selected peers. All shares of stock issued under the PSUs or as shares of restricted stock are required to be held by the NEOs for a period of two (2) years after the vesting date.

Stock Ownership Requirements

The Board of Directors and Compensation Committee have set stock ownership guidelines for the CEO/Bank, CFO, Pres/RPG, and CIOO requiring them to own a minimum of two (2) times their base salaries in Company stock within five (5) years from January 2021. All shares of stock issued under the PSUs or as shares of restricted stock must be held by the officer for a period of two (2) years after the grant date, and all shares issued pursuant to NQSOs must be held for a period of two (2) years following the exercise date.

Anti-Hedging Provision

The Company has an insider trading policy that, among other things, prohibits all of its employees (including Executive Officers) and Directors from engaging in hedging transactions in the Company’s shares. Hedging transactions can be accomplished through a number of ways, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. Such transactions may permit a Director, Executive Officer, or associate to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Director, Executive Officer, or associate may no longer have the same objectives as the Company’s other shareholders. Therefore, Directors, Executive Officers, and associates are prohibited from engaging in any hedging transactions.

CLAWBACK POLICY

Republic maintains a policy required by the rules of NASDAQ and the SEC providing that, subject to certain exemptions provided by the rules of NASDAQ and the SEC, in the event that the Company is required to prepare an accounting restatement, it will recover incentive based-compensation received by any current or former Executive Officer that was based upon the attainment of a financial reporting measure that was erroneously awarded during the three-year period preceding the date that the restatement was required.

48	Republic Bancorp, Inc.

Change in Control Severance Agreements

In furtherance of its long-term incentive objectives, at its meeting on January 27, 2022, the Board of Directors approved Change in Control Severance Agreements with the NEOs (collectively, “Change in Control Agreements”). The CEO/Bank’s Change in Control Agreement replaced certain terms of the CEO/Bank’s 2020 Employment Agreement and, at its January 24, 2024 meeting, the Board of Directors approved an amendment to the CEO/Bank’s Change in Control Agreement (the “Amendment”). The Change in Control Agreements include two (2) year non-compete, non-solicitation, and confidentiality clauses that apply whether or not a change in control occurs and incorporate restrictive covenants into each equity award.

See “Post-Employment Compensation” below for a description of these arrangements and the estimated payments and benefits.

Non-Employee Director and Key Employee Deferred Compensation Plan

To further tie executives’ interests with those of the Company’s shareholders, stock reserved for issuance under the Stock Incentive Plan is also used to cover payment in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan, which provides for matching of the NEOs’ deferrals. Both voluntary deferrals and such matching are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. See the “Nonqualified Deferred Compensation” section in this proxy statement for a more detailed description of the Non-Employee Director and Key Employee Deferred Compensation Plan.

The Company’s Post-Employment Benefits

As discussed above and further described under the heading “Post-Employment Compensation” in this proxy statement, the Company has entered into Change in Control Agreements with each of the NEOs who served in that capacity during 2023.

2024 PROXY STATEMENT	49

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Ernest W. Marshall, Jr./Chair

George Nichols III

Susan Stout Tamme

Mark A. Vogt

50	Republic Bancorp, Inc.

2023 SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation received by the NEOs for the fiscal year ended December 31, 2023:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive Plan	Deferred	All Other
				Stock	Option	Compensation	Compensation	Compensation
Name and Principal		Salary	Bonus	Awards (1)	Awards (1)	(2)	Earnings (3)	(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	2023	450,320	—	—	—	240,000	—	46,067	736,387
	2022	441,657	40,000	—	—	280,000	—	42,695	804,352
	2021	434,808	187,500	—	—	—	—	41,742	664,050
Logan M. Pichel (CEO/Bank)	2023	662,000	—	431,628	207,436	300,000	—	22,000	1,623,064
	2022	650,000	50,000	556,629	202,694	350,000	—	20,544	1,829,867
	2021	650,000	250,000	519,057	184,439	—	—	16,944	1,620,440
Kevin D. Sipes (CFO)	2023	371,520	—	75,818	51,857	105,000	—	26,100	630,295
	2022	364,341	92,500	108,560	50,668	122,500	—	24,644	763,213
	2021	358,958	113,750	122,658	33,863	—	—	24,044	653,273
William R. Nelson (Pres/RPG)	2023	400,769	—	75,818	51,857	180,000	—	15,071	723,515
	2022	394,935	292,500	108,560	50,668	—	—	14,087	860,750
	2021	384,504	60,000	122,658	33,863	315,000	—	13,401	929,426
Jeffrey A. Starke (CIOO)	2023	382,616	—	88,512	64,821	105,000	—	15,862	656,811
(1)	Amounts shown represent the aggregate grant date fair values computed in accordance with ASC, Topic 718. See table “Grants of Plan Based Awards During 2023” in this proxy statement for a detail listing for each award grant and its corresponding fair value as of the date of grant. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the 2023 10-K.

In addition, the “Stock Awards” column also includes the $25,000 fair value of deferred compensation matches in 2023 for each of the CEO/Bank, CFO, Pres/RPG, and CIOO. These deferred compensation matches were previously categorized under the “All Other Compensation” column of this table. As a result of the Pay Versus Performance table and accompanying information regarding outstanding stock awards included in the Company’s proxy statement for fiscal year 2022 and in this proxy statement for fiscal year 2023, the Company believes this Company match is most appropriately reflected in the Stock Awards column on a go-forward basis, with any adjustments to the fair values of such awards at year-end being reflected in the Pay Versus Performance table and accompanying information. All such Company matches presented in this proxy statement therefore are reflected in the Stock Awards column.

(2)	The amounts in column (g) reflect incentive compensation earned during the covered year and paid in March 2024 (for the Chair/CEO, CEO/Bank, CFO, and CIOO) or October 2023 (for the Pres/RPG) on the incentive payout date based on the achievement of Company and Bank goals.
(3)	Republic does not provide above-market or preferential earnings on deferred compensation. See the 2023 Nonqualified Deferred Compensation table narrative for information about deferred compensation.

2024 PROXY STATEMENT	51

(4)	The NEOs participate in the 401(k) Plan on the same basis as other salaried employees. The NEOs have also historically received limited perquisites. These benefits are provided to the NEOs to enhance their total compensation and provide a package that is competitive with market practices. In addition to customary travel and business expenses, benefits are also provided to the NEOs to support their long-term health and wellness, retirement, and security and protection so as to ensure that they are best able to focus on the success of the Company.

For 2023, the amounts in column (i) include the following:

				Auto Allowance or
				Personal Use of
	401(k) Matching	Life Insurance	Club	Company Owned
	Contributions	Policies	Memberships	Vehicles	Parking	Total
Name	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	13,200	1,583	19,967	9,600	1,717	46,067
Logan M. Pichel (CEO/Bank)	13,200	1,583	5,500	—	1,717	22,000
Kevin D. Sipes (CFO)	13,200	1,583	—	9,600	1,717	26,100
William R. Nelson (Pres/RPG)	13,200	981	—	—	890	15,071
Jeffrey A. Starke (CIOO)	13,200	945	—	—	1,717	15,862

Narrative Discussion of the Summary Compensation Table

The Summary Compensation Table lists the compensation for the NEOs for the fiscal year ended December 31, 2023. The material terms of the pay elements included in the Summary Compensation Table are described above in the “Compensation Discussion and Analysis” section of this proxy statement.

52	Republic Bancorp, Inc.

GRANTS OF PLAN BASED AWARDS DURING 2023

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Full Grant
									Number	Number of	or Base	Date
Named									of Shares	Securities	Price of	Fair
Executive			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			of Stock	Underlying	Option	Value of
Officer	Grant Date	Grant Type	Equity Incentive Plan Awards			Equity Incentive Plan Awards			or Units	Options	Awards	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Steven E. Trager (Chair/CEO)	01/01/2023	Annual Incentive	(1)	280,000	400,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/01/2023	Annual Incentive	(1)	350,000	500,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/17/2023	Stock Option	—	—	—	—	—	—	—	21,505	42.74	207,436
Logan M. Pichel (CEO/Bank)	01/17/2023	Restricted Stock Award	—	—	—	—	—	—	4,757	—	—	203,314
Logan M. Pichel (CEO/Bank)	01/17/2023	Performance Stock Unit	—	—	—	4,757	4,757	4,757	—	—	—	203,314
Kevin D. Sipes (CFO)	01/01/2023	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—
Kevin D. Sipes (CFO)	01/17/2023	Stock Option	—	—	—	—	—	—	—	5,376	42.74	51,857
Kevin D. Sipes (CFO)	01/17/2023	Performance Stock Unit	—	—	—	1,189	1,189	1,189	—	—	—	50,818
William R. Nelson (Pres/RPG)	01/17/2023	Stock Option	—	—	—	—	—	—	—	5,376	42.74	51,857
William R. Nelson (Pres/RPG)	01/17/2023	Performance Stock Unit	—	—	—	1,189	1,189	1,189	—	—	—	50,818
William R. Nelson (Pres/RPG)	11/01/2023	Annual Incentive	(1)	225,000	375,000	—	—	—	—	—	—	—
Jeffrey A. Starke (CIOO)	01/01/2023	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—
Jeffrey A. Starke (CIOO)	01/17/2023	Stock Option	—	—	—	—	—	—	—	6,720	42.74	64,821
Jeffrey A. Starke (CIOO)	01/17/2023	Performance Stock Unit	—	—	—	1,486	1,486	1,486	—	—	—	63,512
(1)	Represents target and maximum payout levels for awards granted under the NEO Bonus Incentive Compensation Program for 2023 performance. The performance goals and target payout under the Bonus Incentive Compensation Program for each NEO are described in the “Compensation Discussion and Analysis” section of this proxy statement. The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned. Additional information regarding the design of the NEO Bonus Incentive Compensation Program is included in the “Compensation Discussion and Analysis” section of this proxy statement.

2024 PROXY STATEMENT	53

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2023

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan			Number		Awards:	Market or
			Awards:			of Shares	Market	Number of	Payout Value
	Number of	Number of	Number of			or Units	Value of	Unearned	of Unearned
	Securities	Securities	Securities			of Stock	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			That	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options (1)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Named Executive Officer	(#)	(#)	(#)	($)	Date	(#)(2)	($)	(#)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	—	74,995	—	32.61	12/31/2024	11,263	621,267	—	—
	—	32,257	—	35.68	12/31/2024
	—	19,474	—	51.39	12/31/2025
	—	21,505	—	42.74	12/31/2026
Kevin D. Sipes (CFO)	5,000	—	—	36.29	12/31/2024	2,167	119,532	—	—
	—	1,500	—	35.92	03/09/2025
	—	4,868	—	51.39	12/31/2025
	—	1,500	—	35.92	03/09/2026
	—	5,376	—	42.74	12/31/2026
William R. Nelson (Pres/RPG)	5,000	—	—	36.29	12/31/2024	2,167	119,532	—	—
	—	1,500	—	35.92	03/09/2025
	—	4,868	—	51.39	12/31/2025
	—	1,500	—	35.92	03/09/2026
	—	5,376	—	42.74	12/31/2026
Jeffery A. Starke (CIOO)	—	6,085	—	51.39	12/31/2025	3,285	181,201	—	—
	—	6,720	—	42.74	12/31/2026
(1)	The first exercisable date for each option listed by expiration date is as follows:
Exercisable Date	Expiration Date
12/31/2023	12/31/2024
03/10/2024	03/09/2025
12/31/2024	12/31/2025
03/10/2025	03/09/2026
12/31/2025	12/31/2026
(2)	Includes 1,500 restricted shares awarded to the Pres/RPG and CFO on March 30, 2018 that vest on March 30, 2024.

Includes 3,285 restricted shares awarded to the CIOO on July 19, 2021 that vest on July 18, 2024.

Includes 6,506 restricted shares awarded to the CEO/Bank and 667 restricted shares awarded to each of Pres/RPG and CFO on January 18, 2022 that vest on December 31, 2024.

Includes 4,757 restricted shares awarded to the CEO/Bank on January 17, 2023 that vest on December 31, 2025.

54	Republic Bancorp, Inc.

OPTION EXERCISES AND STOCK VESTED DURING 2023

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—
Logan M. Pichel (CEO/Bank)	—	—	8,272	456,284
Kevin D. Sipes (CFO)	—	—	2,833	134,953
William R. Nelson (Pres/RPG)	—	—	2,833	134,953
Jeffrey A. Starke (CIOO)	—	—	—	—

2024 PROXY STATEMENT	55

NONQUALIFIED DEFERRED COMPENSATION

The Compensation Committee may designate key employees as eligible to participate in the Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Plan”) and did so for the first time in 2018. Amounts deferred in the plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. Key employee participants may elect to defer up to 50% of their base salary for an initial period of five years from the beginning of the year in which the deferral is made, with the ability to extend the deferral for additional five-year periods. The Company provides a matching program for key employee participants whereby the Company will make a matching contribution equal to up to 100% of the amount of compensation deferred by such participant under the plan, subject to an annual dollar cap established annually by the Compensation Committee. The matching amount is subject to forfeiture until it vests on December 31 of the year that is five years from the beginning of the year that the Company match is made, subject to acceleration of vesting upon death, disability, or a change in control.

Effective January 1, 2024, the Board of Directors approved two amendments to the Deferred Plan to (i) add a provision to provide that key employee participant Company matching amounts will vest upon retirement with at least ten (10) years of service and 62 years of age (the retirement provision applies only to matching funds after January 1, 2024, does not apply to a termination for cause or voluntary termination for similar employment in the banking industry, and applies only to vesting and does not impact payout dates or deferred or matching amounts), and (ii) amend the Company match vesting period from sixty (60) months to fifty-nine (59) months from the beginning of the year to which such amounts relate (for example, amounts deferred in 2024 and the Company match made with respect to such amounts are deferred until and become payable on December 1, 2028).

The “Nonqualified Deferred Compensation” table below shows the 2023 account activity for each NEO and includes each participating NEO’s contributions, Company matching contributions, earnings, withdrawals, and distributions and the aggregate balance of each NEO’s total deferral account as of December 31, 2023.

(a)	(b)	(c)	(d)	(e)	(f)
				Aggregate
	Executive	Company	Aggregate	Withdrawals/	Aggregate
	Contributions (1)	Contributions (2)	Earnings	Distributions	Balance (3)
Named Executive Officer	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	25,000	25,000	73,593	—	283,416
Kevin D. Sipes (CFO)	25,000	25,000	106,542	—	399,998
William R. Nelson (Pres/RPG)	25,000	25,000	93,992	19,114	351,808
Jeffrey A. Starke (CIOO)	25,000	25,000	10,788	—	60,788
(1)	The amounts in this column are also included in the “Summary Compensation Table” in columns (c) and (j) for the NEOs.
(2)	The amounts listed in this column are also included in the “Summary Compensation Table” in columns (e) and (j) for the NEOs.
(3)	The aggregate amounts shown in column (f) include the following amounts that were reported as compensation to the NEOs in the “Summary Compensation Table” in Republic’s previous proxy statements:
◾	For the CEO/Bank, a total of $50,000 was reported (2020), $50,000 (2021), and $50,000 (2022);
◾	For the CFO, a total of $32,572 was reported (2018), $50,000 (2019), $50,000 (2020), $50,000 (2021), and $50,000 (2022); and
◾	For the Pres/RPG, a total of $17,000 was reported (2018), $50,000 (2019), $50,000 (2020), $50,000 (2021), and $50,000 (2022).

56	Republic Bancorp, Inc.

POST-EMPLOYMENT COMPENSATION

The Change in Control Agreements provide the following to each NEO whose employment is terminated after a change in control by the Company other than for cause or by the NEO for good reason, subject to their execution and non-revocation of a release of all claims:

1)	Payment to the NEO of the unpaid balance of the NEO’s full base salary through the date of termination;
2)	Severance equal to two (2) times the NEO’s base salary plus the average bonus paid to the NEO in the prior three (3) years, payable in installments over the twenty-four (24) months following termination and, for the CIOO, twelve (12) months following termination;
3)	Reimbursement, as incurred, for all legal fees and expenses incurred by the NEO resulting from the termination;
4)	Accelerated exercisability of all stock options and stock appreciation rights held by the NEO immediately prior to the termination;
5)	Maintenance in full-force and effect, for the benefit of the NEO for two (2) years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and
6)	Assignment to the NEO of any assignable interest in any life insurance policy the Company owns on the NEO’s life.

Payments under the Change in Control Agreements to an executive who is a “key employee” will be delayed to the extent they are not exempt from “severance” as defined in Internal Revenue Code Section 409A, until six (6) months following the executive’s separation from service from the Company and the Bank. The initial payment to an executive will include any make-up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee”. The benefits under the Change in Control Agreements may be reduced if they would trigger an excise tax under Internal Revenue Code Section 280G, but only if the net after tax value to the executive after such reduction is higher than it would be if the entire amount were paid and the executive paid the related excise taxes.

The Change in Control Agreements also include non-compete, non-solicitation, and confidentiality covenants that apply whether or not a termination triggers severance or a change in control has occurred.

For purposes of the Change in Control Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

At its January 24, 2024 meeting, the Board of Directors approved the Amendment to the CEO/Bank’s Change in Control Agreement. The Amendment provides that if the CEO/Bank terminates his employment with the Bank for Retirement (as defined below), all equity awards granted to CEO/Bank under the Republic Bancorp, Inc. 2015 Stock Incentive Plan (or its successor) will become fully vested upon such Retirement, to the extent not already vested, and any Company match made with respect to CEO/Bank’s deferrals under the Republic Bancorp, Inc. and Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan will become fully vested upon such Retirement, to the extent not already vested. For purposes of the Change in Control Agreement, a termination of employment for “Retirement” means that the CEO/Bank provides a notice of termination to the Bank resigning his employment with the Bank, while in good standing with the Bank, on or after May 31, 2030 (after approximately ten (10) years of service). The Amendment also reiterates the at-will nature of the CEO/Bank’s employment.

2024 PROXY STATEMENT	57

Details of the agreements that trigger post-employment payments, trigger events, and estimated payment amount/values, including the potential spread in value that would be realized on as-yet unvested equity awards or upon accelerated vesting of deferred compensation plan matching contributions, if a change in control had occurred on December 31, 2023, are summarized in the following table.

			Estimated
			Payment
			Amount /
Executive Name	Agreement Which Triggers Payments	Trigger Event	Value ($) (1)

Steven E. Trager (Chair/CEO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,356,116	(2)

Logan M. Pichel (CEO/Bank)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control or Retirement	$3,379,954	(3)

Kevin D. Sipes (CFO)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,485,354	(3)

William R. Nelson (Pres/RPG)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,747,757	(3)

Jeffrey A. Starke (CIOO)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$882,122	(4)

(1)	Each of these agreements is described in more detail in the section above.
(2)	The estimated values are determined based on the Change in Control Agreement’s terms, and assuming a trigger event for payment occurred on December 31, 2023 and further assumes the value of benefits continuing for up to twenty-four (24) months was assumed to be equal to two (2) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2023. While the Chair/CEO’s Change in Control Agreement allows for the accelerated vesting of stock options, restricted and performance stock upon a change in control, the Chair/CEO had no such unvested awards outstanding as December 31, 2023. In addition, while each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2023.
(3)	The estimated values are determined based on the Change in Control Agreements’ terms, assumes a trigger event for payment occurred on December 31, 2023 and further assumes (i) the value of benefits continuing for up to twenty-four (24) months was assumed to be equal to two (2) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2023 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2023, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2023.

58	Republic Bancorp, Inc.

(4)	The estimated values are determined based on the Change in Control Agreement’s terms, assumes a trigger event for payment occurred on December 31, 2023, and further assumes (i) the value of benefits continuing for up to twelve (12) months was assumed to be equal to one (1) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2023 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2023, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction is expected to apply for this NEO based on the value calculated as of December 31, 2023.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), the Company provides the following information about the relationship between executive compensation actually paid to the Company’s principal executive officer (“PEO”), who is the Chair/CEO, and non-PEO NEOs by the Company and certain financial performance of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

			Average		Value of Initial Fixed $100 Investment Based On:
			Summary	Average
	Summary		Compensation	Compensation		Peer Group		Gross
	Compensation	Compensation	Table Total for	Actually Paid	Total	Total		Operating
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Shareholder	Net Income	Profit
	PEO¹	to PEO²	NEOs³	NEOs⁴	Return⁵	Return⁶	(thousands)⁷	(thousands)⁸
Year	($)	($)	($)	($)	($)	($)	($)	($)

2023	736,387	736,387	908,421	1,463,757	133.55	96.65	90,374	113,213
2022	804,352	804,352	1,046,354	530,140	98.86	100.39	91,106	116,845
2021	664,050	664,050	975,474	1,330,208	117.82	126.45	87,611	111,442
2020	641,217	641,217	761,975	717,809	80.82	90.69	83,246	102,633

1 This column represents the amount of total compensation reported for Steven E. Trager, the Chair/CEO, for each corresponding year in the “Total” column of the “Summary Compensation Table” of this proxy statement.

2 This column represents the amount of “compensation actually paid” to the Chair/CEO, as computed in accordance with Item 402(v). The amounts do not reflect the actual amount of compensation earned by or paid to the Chair/CEO during the applicable year. In accordance with the requirements of Item 402(v), as outlined in the following table, no adjustments were made to the Chair/CEO’s total compensation for each year to determine the compensation actually paid:

Reported Value
		of Equity Awards	Adjusted
	Reported Summary	from Summary	Value of
	Compensation	Compensation	Equity	Compensation
	Table Total (a)	Table (b)	(c)	Actually Paid
Year	($)	($)	($)	($)

2023	736,387	-	-	736,387
(a)	This column represents the amount reported for the Chair/CEO for fiscal year 2023 in the “Total” column of the Summary Compensation Table. Please refer to the “Summary Compensation Table” section of this proxy statement.
(b)	This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year which was $0 for the Chair/CEO. The Company does not provide a pension or above market or preferential earnings on deferred compensation that is not tax qualified to the NEOs or any of the Company’s associates.

2024 PROXY STATEMENT	59

(c)	This column represents an adjusted amount of the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for fiscal year 2023 (the “Subject Year”). For the Subject Year, this adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the Chair/CEO to arrive at “compensation actually paid” to the Chair/CEO for that Subject Year. This adjusted amount is determined by subtracting the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the Subject Year and the addition (or subtraction, as applicable) of the following for that Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The Chair/CEO did not have any outstanding “Stock Awards” or “Option Awards” during the Subject Year.

3 This column represents the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the “Summary Compensation Table” section of this proxy statement for the applicable year. The names and titles of each of the NEOs (excluding the Chair/CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, Jeffrey A. Starke, CIOO, and (ii) for 2022, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, John T. Rippy, Chief Risk Officer; (iii) for 2021, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and Juan M. Montano, the Chief Mortgage Banking Officer (the “CMBO”); and (iv) for 2020, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and Juan M. Montano, CMBO.

4 This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the Chair/CEO ), as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the Chair/CEO) during the Subject Year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the NEOs as a group (excluding the Chair/CEO) for the Subject Year to determine the compensation actually paid, using the same adjustment methodology described above in Note 2(c):

Average
Reported Value
	Average Reported	of Equity Awards	Average Adjusted
	Summary	from Summary	Value of
	Compensation	Compensation	Equity Awards	Compensation
	Table Total (a)	Table (b)	(c)	Actually Paid
Year	($)	($)	($)	($)

2023	908,421	(261,937)	817,273	1,463,757
(a)	This column reflects the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in fiscal year 2023. Please refer to the “Summary Compensation Table” section of this proxy statement.
(b)	This column represents the average of the total amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Stock Awards” and “Option Awards” columns for fiscal year 2023 in the Summary Compensation Table. Please refer to the “Summary Compensation Table” section of this proxy statement for the applicable year.

60	Republic Bancorp, Inc.

(c)	This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) and includes:
a.	the change in the fair value of the cumulative unvested Company match of the stock equivalents through the Nonqualified Deferred Compensation Plan, as well as those amounts which vested during the respective year; and
b.	the change in fair value of the cumulative unvested equity awards and those that vested during the respective year, all of which were previously included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the Subject Year determined using the same methodology described above in Note 2(c).

For the Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding the Chair/CEO) to arrive at “compensation actually paid” to each NEO (excluding the Chair/CEO) for the year, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding the Chair/CEO) for the year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted to determine the adjusted average amount are as follows:

Value of
Dividends or
other
Earnings Paid
on Stock or
			Change			Fair Value	Option Awards
			in Fair Value	Fair Value		at the End	not Otherwise
			of	as of	Change in	of the Prior	Reflected in
			Outstanding	Vesting	Fair Value	Year of	Fair Value or
			and	Date of	of Equity	Equity Awards	Total
			Unvested	Equity	Awards	Granted in	Compensation
	Value of Equity	Fair Value	Equity	Awards	Granted	Prior Year	in the
	Awards from	of Equity	Awards at	Granted	in Prior	that Failed to	Summary	Adjusted
	Summary	Awards at FYE	FYE Granted	and	Years that	Meet Vesting	Compensation	Value of
	Compensation	Granted in	in Prior	Vested in	Vested in	Conditions	Table for the	Equity
	Table	the Year	Years	the Year	the Year	in the Year	Year	Awards
Year	($)	($)	($)	($)	($)	($)	($)	($)

2023	247,343	247,343	150,642	-	407,689	-	11,599	817,273

5 This column represents cumulative Company total shareholder return (“TSR”). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2021, 2022, and 2023), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6 This column represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the KBW NASDAQ Bank Index, a published industry index.

7 This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8 This column represents the amount of gross operating profit (pre-tax net income) reflected in the Company’s audited financial statements for the applicable year.

2024 PROXY STATEMENT	61

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the most important metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company’s business for its shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

PEO
Total Company Gross Operating Profit

CEO/Bank, CFO, and CIOO
Total Company Gross Operating Profit
Company ranking versus peers on return on average assets (ROAA)
Company ranking versus peers on efficiency ratios

Pres/RPG
RPG Gross Operating Profit
Company ranking versus ROAA
Company ranking versus peers on efficiency ratios

62	Republic Bancorp, Inc.

Analysis of the Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with Item 402(v)) for a particular year. In accordance with Item 402(v), the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table below.

Compensation Actually Paid and Cumulative TSR

2024 PROXY STATEMENT	63

Compensation Actually Paid and Net Income*

* As disclosed in the Company’s Report on Form 10-K for the year ended December 31, 2022, filed on March 3, 2023 (the “2022 10-K”), the Company’s net income for 2022 was positively impacted by the $13.2 million after-tax settlement, net of associated expenses, of its contract dispute and lawsuit with Green Dot Corporation for Green Dot Corporation’s failure to consummate the purchase of the Bank’s Tax Refund Solutions segment.

Compensation Actually Paid and Gross Operating Profit**

64	Republic Bancorp, Inc.

** As disclosed in the 2022 10-K, the Company’s gross operating profit for 2022 was positively impacted by the $17.1 million pre-tax settlement, net of associated expenses, of its contract dispute and lawsuit with Green Dot Corporation for Green Dot Corporation’s failure to consummate the purchase of the Bank’s Tax Refund Solutions segment.

Company TSR vs. Peer Group TSR

2024 PROXY STATEMENT	65

2023 PAY RATIO DISCLOSURE

Selection of Determination Date	The Company determined the median employee (“Median Employee”) as of December 31, 2023.

Identification of Median Employee

The Median Employee for 2023 is a full-time associate, participates in the Bank’s 401(k) Plan and the life and disability insurance programs provided by the Bank. The Median Employee’s base compensation is $62,455. All elements of the Median Employee’s 2023 compensation mentioned below totaled $65,161.

Calculation of Chair/CEO’s Annual Total Compensation

Using Chair/CEO’s income disclosed in the Summary Compensation Table of this proxy statement, the Company calculates the Chair/CEO’s total compensation for purposes of the pay ratio to be $736,387. As a result, the ratio of the CEO’s annual total compensation to that of the Company’s Median Employee is 11 to 1. The Company believes that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value and
Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	2023	450,320	—	—	—	240,000	—	46,067	736,387
Median Employee	2023	62,455	—	—	—	—	—	2,706	65,161

The Company determined the Median Employee as of December 31, 2023. The Chair/CEO’s total annual compensation is approximately eleven (11) times larger than the median employee’s annual total compensation.

66	Republic Bancorp, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe LLP, Republic’s independent registered public accounting firm for the fiscal year 2023, to audit the consolidated financial statements for conformity with accounting principles generally accepted in the United States of America. The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee. The Audit Committee charter is available on Republic’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for fiscal year 2023, the Audit Committee has:

◾	Reviewed and discussed the audited consolidated financial statements with Republic’s management;
◾	Discussed with Republic’s independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission;
◾	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and
◾	Approved the audit and non-audit services of the independent registered public accounting firm for 2023.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal controls, or auditing and other Republic issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2023.

Members of the Audit Committee:

Mark A Vogt, CPA, Chair

Timothy S. Huval

W. Patrick Mulloy, II

Michael T. Rust

The foregoing report of the Audit Committee shall not be deemed soliciting material or filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act except to the extent we specifically incorporate such report by reference therein.

2024 PROXY STATEMENT	67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its Directors, Executive Officers, and 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related-party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Bank Board of Directors). In reviewing a related-party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. In addition, the Board of Directors is informed of such related-party transactions.

Leasing Arrangements.

Within the Louisville MSA, the Bank leases space in buildings owned by a limited liability company, MAKBE, LLC, whose managing members are the children and nephews of Steven E. Trager, the Chair/CEO, and limited liability companies whose managing members are Steven E. Trager and MAKBE, LLC. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, that serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky and is owned and leased by MAKBE, LLC, a limited liability company beneficially owned by the children and nephews of Steven E. Trager, including Andrew Trager-Kusman who also is a Director of the Bank and Company. During 2023, additional leasing relations included the Bank’s Hurstbourne Parkway banking center that is owned and leased to the Bank by Jaytee – Hurstbourne, LLC; the Bardstown Road banking center that is owned and leased to the Bank by Jaytee – Bardstown, LLC; the Springhurst banking center that is owned and leased to the Bank by Jaytee – Springhurst, LLC; and space at the Republic Plaza location that is owned and leased to the Bank by Jaytee Properties II SPE, LLC. Under certain of these lease arrangements, the Bank was responsible for the fit-up and certain build-out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 204,611 square feet to the Bank and the Bank pays $381,288 per month in rent, with lease terms expiring between 2024 and 2030. The aggregate annual amount paid under these affiliate leasing arrangements in 2023 was $4,806,162. In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.

On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank and the parents of Chair/CEO Steven E. Trager, Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers. If Teebank desires to sell to a third party up to 1,000,000 shares of Class A Common Stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic. Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise. The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date. Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale. Republic can exercise the option only if a majority of Republic’s Independent Directors determine at the time of exercise that the exercise is in Republic’s best interests.

68	Republic Bancorp, Inc.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Exchange Act is suspended, or (iii) fourteen (14) months following the Trigger Date. In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Relationships with Directors.

There are no additional relationships with Republic Directors, Bank Directors, or the Director Nominees not described in this section or the subsection of this proxy statement titled “Committees of the Board.”

Indebtedness of Directors, Director Nominees, Executive Officers, and Principal Shareholders.

There is no absolute prohibition on personal loans to Directors, Director Nominees, or Executive Officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s Executive Officers, Directors, and Director Nominees be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large. In addition, if required by Regulation O, loans made to Executive Officers, Directors, and Director Nominees must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2023, Directors, Director Nominees, and Executive Officers of Republic and the Bank and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c).

Split Dollar Insurance Agreement.

By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager, father of Chair/CEO, Steven E. Trager, which by agreement, the trust assigned to MAKBE, LLC, whose managing members are the children and nephews of Steven E. Trager, in 2016. Pursuant to the agreement, from 1989 through 2002, the Bank paid $690,000 in total annual premiums on insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, mother of Chair/CEO, Steven E. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.8 million as of December 31, 2023.

Pursuant to the terms of the trust, the Bank paid the premiums for the policies held in the trust. In connection with the assignment of, among other assets of the trust, the indebtedness of the trust to MAKBE, LLC, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from MAKBE, LLC to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2023, the net death benefit under the policies was approximately $4.3 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by MAKBE, LLC the amount of indebtedness outstanding at that time. In July 2018, MAKBE, LLC began making quarterly payments in the amount of $25,000 to the Bank toward the liability. As of December 31, 2023, the amount owed by MAKBE, LLC to the Bank is $140,000.

2024 PROXY STATEMENT	69

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires Republic’s Executive Officers, Directors, and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the SEC.  Executive Officers and Directors are required to furnish Republic with copies of all Section 16(a) forms filed.  Based solely upon review of copies of such forms received or written representations that there were no unreported holdings or transactions, Republic believes that, for the most recent fiscal year, all Executive Officers, Directors, and 10% beneficial owners complied with applicable Section 16(a) filing requirements on a timely basis with the following exception: Andrew Trager-Kusman filed one late Form 4 on October 13, 2023 to report a restricted stock award that had been granted to him on October 10, 2023.

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s Directors and Executive Officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries, and custodians who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

70	Republic Bancorp, Inc.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Recommendation of Republic’s Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Following an assessment and review of several accounting firms undertaken by the Company, at a meeting held on December 1, 2023, the Audit Committee approved the appointment of FORVIS, LLP (“FORVIS”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to execution of an engagement letter, which became effective on March 14, 2024.  As a result of the same process, the Audit Committee approved the dismissal of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm, effective upon completion of Crowe’s audit of the Company’s consolidated financial statements and filing of the 2023 10-K.

The Company is asking its shareholders to ratify the selection of FORVIS as the Company’s independent registered public accounting firm for fiscal year 2024. Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of FORVIS to the Company’s shareholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

Representatives from both Crowe and FORVIS are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Previous Independent Registered Public Accounting Firm

Crowe’s report on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and subsequent interim periods through the date of this report, there were no disagreements (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the matter in connection with its report. There were no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K that occurred within the years ended December 31, 2023 and 2022, and subsequent interim periods through the date of this report, except for the material weaknesses in the Company’s internal control over financial

2024 PROXY STATEMENT	71

reporting, as previously reported in Part II, Item 9A, “Controls and Procedures,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023, and in Part I, Item 4, “Controls and Procedures,” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 5, 2023, August 4, 2023, and November 3, 2023, respectively, in each case related to:

i.	the Company did not maintain effective controls over the initial implementation of new products offered through third parties within Republic Processing Group. Specifically, Management identified that a Republic Credit Solutions (“RCS”) product’s contractual terms were not sufficiently communicated internally, and the controls were not designed to identify and test all relevant transactional data posting to the Company’s financial statements for the product;

ii.	the Company did not maintain effective controls over the information and communication as it relates to the reconciliation function. Specifically, the controls were not precisely designed to identify, communicate, resolve, and timely escalate reconciliation issues to the appropriate levels within the organization; and

iii.	the Company did not design and maintain effective controls over the financial analysis of RCS products’ yields. Specifically, the Company reviewed the weighted average yield of all RCS products on a segment basis rather than an individual product basis.

The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with Crowe and has authorized Crowe to respond fully to the inquiries of FORVIS concerning such material weaknesses. There are no limitations placed on Crowe or FORVIS concerning the inquiry of any matter related to Republic’s financial reporting.

Appointment of New Independent Registered Public Accounting Firm

On December 1, 2023, the Audit Committee approved and on January 24, 2024 the Board approved the appointment of FORVIS as its independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to execution of an engagement letter, which became effective on March 14, 2024. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim periods through the date of this report, neither the Company nor anyone acting on its behalf has consulted with FORVIS regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company by FORVIS, or oral advice was provided that FORVIS concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The following table sets forth the aggregate fees billed for professional services rendered by Crowe the fiscal years ended December 31, 2023 and December 31, 2022:

	AUDIT FEE TABLE
Year	Audit Fees		Audit Related Fees	Tax Fees	All Other Fees	Total

2023	$804,600	*	$—	$—	$57,000	$861,600
2022	$509,500		$5,000	$—	$90,400	$604,900

*Audit fees for 2023 includes $189,000 of fees related to the 2022 audit which were billed after the completion and filing of the proxy statement for the April 20, 2023 annual meeting of shareholders.

The Audit Committee pre-approved all services provided by Crowe during fiscal years 2023 and 2022. Additional details describing the services provided by Crowe in the categories in the above table are as follows:

72	Republic Bancorp, Inc.

Audit Fees

Crowe charged $804,600 in fiscal year 2023 and $509,500 in fiscal year 2022 for audit fees. These include professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting. They also include reviews of the Company’s financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years shown.

Audit Related Fees

Fees for audit-related services provided by Crowe in fiscal year 2023, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards. For fiscal year 2023, there were no audit related fees, and there were $5,000 in audit related fees for review of discontinued operations disclosures in fiscal year 2022.

All Other Fees

Fees for all other services provided by Crowe, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit, a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit in fiscal years 2023 and 2022, and fees associated with the Company’s participation in an insurance captive in fiscal year 2022.

The Audit Committee has determined that the provision of the services covered under the caption “Audit Related Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

The following table sets forth the aggregate fees billed for professional services rendered by FORVIS for the fiscal years ended December 31, 2023 and December 31, 2022:

	AUDIT FEE TABLE
Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total

2023	$—	$—	$197,302	$186,720	$384,022
2022	$—	$—	$149,977	$116,613	$266,590

Tax Fees

Fees for Tax services provided by FORVIS in fiscal year 2023 and 2022, as disclosed in the above “Audit Fee Table,” primarily include the preparation of the Company’s federal and state income tax returns.

All Other Fees

Fees for all other services provided by FORVIS, as disclosed in the above “Audit Fee Table,” related to valuation work for the Company’s acquisition of CBank, quarterly valuation services through September 30, 2023 of the Company’s loan portfolio, quarterly reviews through September 30, 2023 of the Company’s income tax provision, and consulting services FORVIS performed relating to the Bank’s enterprise risk management function.

All services performed by FORVIS under the caption “All Other Fees” above were completed prior to December 1, 2023, the date FORVIS was selected by the Audit Committee to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

2024 PROXY STATEMENT	73

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by the applicable rules promulgated pursuant to the Exchange Act, subject to exceptions described in the Exchange Act, which are approved by the Audit Committee before the completion of the audit. The Audit Committee may delegate authority to the chair of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such chair of the Audit Committee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

74	Republic Bancorp, Inc.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified Directors individually, may send proposed communications to Republic’s Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202. The proposed communication will be reviewed by the Audit Committee and the General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate Director(s).

2024 PROXY STATEMENT	75

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement. If, however, any other matters should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

76	Republic Bancorp, Inc.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the 2025 Annual Meeting, shareholders who desire to present proposals at such meeting must forward them in writing to the Secretary of Republic so that they are received at 601 West Market Street, Louisville, Kentucky 40202 no later than November 15, 2024. Such proposals must comply with SEC requirements related to the inclusion of shareholder proposals in company-sponsored proxy materials. Any notice of a proposal submitted outside the process of Exchange Act Rule 14a-8 that a shareholder intends to bring at the 2025 Annual Meeting should be submitted by January 25, 2025, and the proxies that Republic solicits for its 2025 Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that Annual Meeting. Shareholder proposals submitted after January 25, 2025 will be considered untimely. In accordance with the Bylaws, shareholders must provide advance notice of director nominations to be made at the 2025 Annual Meeting no later than January 25, 2025.

2024 PROXY STATEMENT	77

ANNUAL REPORT

The 2023 10-K, with certain exhibits, is enclosed with this proxy statement. The 2023 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of the 2023 10-K, which includes financial statements and financial statement schedules, and is required to be filed with the SEC, may contact Kevin Sipes, Chief Financial Officer, at 601 West Market Street, Louisville, Kentucky 40202.

BY ORDER OF THE BOARD OF DIRECTORS

Steven E. Trager,
Executive Chair and Chief Executive Officer

Louisville, Kentucky
March 15, 2024

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by submitting your proxy in advance of the meeting using one of the methods described earlier in this proxy statement under “VOTING.”

78	Republic Bancorp, Inc.

Thanks, as always, for your
continued support.

Republic Bancorp, Inc. Republic Corporate Center 601 West Market Street Louisville, KY 40202 (502) 584-3600 republicbank.com	Investor Relations Mr. Kevin D. Sipes (502) 560-8628 ksipes@republicbank.com	Transfer Agent Computershare Investor Services 150 Royall St Suite 101 Canton, MA 02021 (312) 360-5350

01 - Yoania Cannon 04 - Heather V. Howell 07 - W. Patrick Mulloy, II 02 - David P. Feaster 05 - Timothy S. Huval 08 - W. Kennett Oyler, III 03 - Jennifer N. Green 06 - Ernest W. Marshall, Jr. For Withhold For Withhold For Withhold 1UPX 09 - Logan M. Pichel 10 - Vidya Ravichandran 11 - Alejandro M. Sanchez 12 - A. Scott Trager 13 - Steven E. Trager 14 - Andrew Trager-Kusman 15 - Mark A. Vogt Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03Y1KD + + A Proposals — The Board recommends a vote FOR all Director Nominees in Proposal 1 and FOR Proposal 2. 2. Ratification of the appointment of FORVIS, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RBCAA or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RBCAA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RBCAA Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders – April 25, 2024 W. Patrick Mulloy, II, Kevin D. Sipes, and Christy A. Ames (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 25, 2024 or at any postponement or adjournment thereof (the “Meeting”). Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposal 2. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. (Items to be voted appear on reverse side.) Republic Bancorp, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Meeting. The 2024 Annual Meeting of Shareholders of Republic Bancorp, Inc. will be held on Thursday, April 25, 2024, 10:00 A.M. Eastern Daylight Time, Republic Bank Building, 9600 Brownsboro Road, Louisville, Kentucky 40241